SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Broadcom Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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March 25, 2002

Dear Fellow Shareholder:

      We cordially invite you to attend Broadcom’s Annual Meeting of Shareholders, which will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, at 10:00 a.m. Pacific Time, Thursday, April 25, 2002. The formal meeting notice and Proxy Statement are attached.

      At this year’s Annual Meeting, shareholders will be asked to elect five directors, approve amendments to our 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan, ratify the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for 2002, and transact any other business that may properly come before the meeting.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed Proxy in the enclosed postage-paid envelope. Returning your completed Proxy will ensure your representation at the Annual Meeting.

      We look forward to seeing you on April 25.

Sincerely,

Henry T. Nicholas III, Ph.D.
President, Chief Executive Officer
and Co-Chairman

PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN
PROPOSAL THREE: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION

BROADCOM CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2002

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Broadcom Corporation, a California corporation (the “Company”), will be held Thursday, April 25, 2002, at 10:00 a.m. Pacific Time at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect five directors to serve on the Company’s Board of Directors (the “Board”) until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2.	To approve the amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to:

(a)	increase the number of shares of Class A common stock reserved for issuance under the plan by 13,000,000 shares; and

(b)	revise the Automatic Option Grant Program in effect for non-employee members of the Board under the plan to: (i) increase the number of shares of Class A common stock underlying the initial automatic option grant made to a newly appointed or newly elected non-employee member of the Board from 80,000 shares to 100,000 shares; (ii) increase the number of shares of Class A common stock underlying the automatic option grant made annually to each continuing non-employee member of the Board from 12,000 shares to 15,000 shares and eliminate the requirement that a non-employee member of the Board must complete at least six months of service in such capacity before he or she is eligible to receive the first such annual option grant; and (iii) introduce a new series of renewal automatic option grants pursuant to which each non-employee member of the Board will, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant for 100,000 shares of Class A common stock; provided, however, that any non-employee member of the Board who has already completed a consecutive four-year period of continuous service on the Board will receive his or her first such renewal automatic option grant on April 25, 2002, the date of the 2002 Annual Meeting.

3.	To approve the amendment and restatement of the Company’s 1998 Employee Stock Purchase Plan, as previously amended, to: (a) increase the number of shares of Class A common stock reserved for issuance under the plan by 3,000,000 shares; and (b) add an automatic share increase provision to the plan pursuant to which the number of shares of Class A common stock reserved for issuance under the plan will automatically increase on the first trading day of January in each year, beginning with the calendar year 2003, by an amount equal to twenty-five hundredths of one percent (.25%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to an annual share limit.

4.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     All shareholders of record at the close of business on March 11, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

     All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and return the enclosed Proxy as promptly as possible in the postage-paid envelope enclosed for your convenience. Should you receive more than one Proxy because your shares are held in multiple accounts or registered in different names or addresses, please return each Proxy to assure that all of your shares are voted. If you attend the Annual Meeting and vote by ballot, any Proxy that you submitted previously will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a Proxy issued in your name from the record holder. Please see the discussion of Proxies on page 2 of the Proxy Statement.

IF YOU PLAN TO ATTEND:

     Please note that admission to the Annual Meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s stock as of the record date, such as the enclosed Proxy or a brokerage statement reflecting stock ownership as of the record date.

Sincerely,

David A. Dull
Vice President of Business Affairs,
General Counsel and Secretary

Irvine, California
March 25, 2002

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

BROADCOM CORPORATION
16215 Alton Parkway
Irvine, California 92618-3616

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2002

General

      The enclosed proxy (the “Proxy”) is solicited on behalf of the Board of Directors (the “Board”) of Broadcom Corporation, a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held Thursday, April 25, 2002 (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. Pacific Time, at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660. These proxy solicitation materials were mailed on or about March 25, 2002 to all shareholders of the Company entitled to vote at the Annual Meeting.

Voting; Quorum

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 11, 2002, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, 194,123,300 shares of the Company’s Class A common stock, par value $0.0001 per share, and 73,740,871 shares of the Company’s Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of the Company’s preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to herein as the “common stock.” All share numbers and prices reported in this Proxy Statement reflect the two-for-one stock splits of our Class A common stock and Class B common stock, each in the form of a 100% stock dividend, effective February 17, 1999 and February 11, 2000.

      Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held.

      In the election of directors, the five nominees receiving the highest number of affirmative votes shall be elected. Proposals Two, Three and Four require the approval of the affirmative vote of the holders of common stock representing a majority of the voting power present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

Proxies

      Should you receive more than one Proxy because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each Proxy to assure that all of your shares will be voted. Only Proxies that have been signed, dated and timely returned will be counted in the quorum and voted. If the enclosed form of Proxy is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted IN FAVOR OF the election of each of the five nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld. If no contrary instructions are given, the Proxy will be voted IN FAVOR OF the approval of Proposals Two, Three and Four and at the proxy holders’ discretion on any other business that may properly come before the meeting as well as any procedural matters. You may revoke or change your Proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy with a later date with the Secretary of the Company at the Company’s principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616. If you attend the Annual Meeting and vote by ballot, any Proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a Proxy issued in your name from the record holder.

Solicitation

      The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by personal contacts, telephone, telegram, facsimile, electronic or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

Deadline for Receipt of Shareholder Proposals

      Proposals of shareholders of the Company that are intended to be presented by such shareholders at the 2003 Annual Meeting of Shareholders must be received by the Company no later than November 25, 2002 so that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before February 8, 2003. Please address any shareholder proposals to the Secretary of the Company at the Company’s principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

      Five directors are to be elected to the Company’s Board of Directors at the Annual Meeting to hold office until their successors are duly elected and qualified. Each returned Proxy cannot be voted for a greater number of persons than the nominees named (five). Unless individual shareholders specify otherwise, each returned Proxy will be voted for the election of the five nominees who are listed below. If, however, any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

      The following table sets forth certain information concerning the nominees for directors of the Company as of March 11, 2002:

		Director
Name	Age	Since	Positions with the Company

Henry T. Nicholas III, Ph.D. (1)	42	1991	President, Chief Executive Officer and Co-Chairman
Henry Samueli, Ph.D.(1)	47	1991	Vice President of Research & Development, Chief Technical Officer and Co-Chairman
George L. Farinsky(2)	67	2002	Director
Alan E. Ross(2)(3)	67	1995	Director
Werner F. Wolfen(2)(3)	71	1994	Director

(1)	Member of the Option Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

      Unless otherwise instructed, the proxy holders will vote the Proxies received by them IN FAVOR OF the election of each of the nominees named below.

      Henry T. Nicholas III, Ph.D. co-founded the Company and has served as its President, Chief Executive Officer and Co-Chairman since the Company’s inception. From 1988 through 1991, Dr. Nicholas was initially a consultant and then the Director of Microelectronics for PairGain Technologies, Inc., a telecommunications equipment manufacturer, and was the founder of PairGain’s microelectronics organization. Prior to joining PairGain, Dr. Nicholas held various senior management positions with the Microelectronics Center of TRW, Inc. between 1982 and 1989. Dr. Nicholas attended the United States Air Force Academy, and received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles.

      Henry Samueli, Ph.D. co-founded the Company and has served as its Vice President of Research & Development, Chief Technical Officer and Co-Chairman since the Company’s inception. Since 1985 Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits and published more than 100 papers on the subject. Dr. Samueli was the Chief Scientist and one of the founders of PairGain, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985, Dr. Samueli was employed in various engineering management positions in the Electronics and Technology Division of TRW. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles.

      George L. Farinsky has been a director of the Company since February 2002. Mr. Farinsky has been an investor and consultant since he retired as a corporate financial executive in 1991. From 1987 to 1991 he was Executive Vice President and Chief Financial Officer of Ashton-Tate Corporation. Prior to joining Ashton-Tate, Mr. Farinsky held executive management positions at the Bank of British Columbia, Dysan Corporation, Kaiser Resources, Ltd., Kaiser Industries Corporation, Mattel, Inc. and Teledyne, Inc. Mr. Farinsky has also served as a director of Intevac, Inc. since

May 2001. Mr. Farinsky holds a B.S. in Business Administration from the University of San Francisco and is a Certified Public Accountant licensed in California, but is not engaged in public practice.

      Alan E. Ross has been a director of the Company since November 1995. Mr. Ross is a director of several privately held companies in the semiconductor industry, including Artest Corporation (of which he is Chairman of the Board). From March 2001 until January 2002, Mr. Ross served as a director of BitBlitz Inc. Mr. Ross also served as Chairman of the Board of Worldwide Semiconductor Manufacturing Corporation from March 1996 until April 1999. In addition, Mr. Ross served as Chief Executive Officer of Gambit Automated Design, Inc. from June 1997 until February 1998, and was a director of that company from 1991 to 1998. Mr. Ross served as President of Rockwell Telecommunications Group from April 1990 to December 1995. Mr. Ross received a B.S. in Industrial Management from San Diego State University.

      Werner F. Wolfen has been a director of the Company since July 1994. Until December 1998 Mr. Wolfen served as a Senior Partner of the law firm of Irell & Manella LLP and was Co-Chairman of the firm’s Executive Committee from 1982 to 1992. Since January 1999 Mr. Wolfen has held the title of Senior Partner Emeritus of Irell & Manella LLP and has served as President of Capri Investments, LLC, an investment advisory firm that is owned by Mr. Wolfen. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Wolfen has served as a director of several public and private companies and currently serves as a director of Vixel Corporation, a public company, and of Rokenbok Toy Company and Sequal Technologies, Inc., both private companies. Mr. Wolfen received a B.S. in Business Administration from the University of California, Berkeley and a J.D. from the University of California Boalt Hall School of Law.

      Mr. Farinsky was appointed to the Board of Directors in February 2002 to fill the vacancy resulting from the death of Myron S. Eichen in July 2001. Mr. Eichen had served as a director of the Company since February 1998 and previously served as an advisor to the Board from 1994 to 1998. At his death Mr. Eichen was a member of the Board’s Audit and Compensation Committees.

Board Committees and Meetings

      The Board of Directors held eight meetings during the fiscal year ended December 31, 2001 (the “2001 Fiscal Year”). The Board of Directors has an Audit Committee, a Compensation Committee and an Option Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2001 Fiscal Year. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by written consent without a meeting during the 2001 Fiscal Year. Because of the relatively small size of the Board of Directors, it has determined that a nominating committee is not needed.

      Audit Committee. The Audit Committee of the Board of Directors currently consists of three independent directors, Messrs. Farinsky, Ross and Wolfen. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the Company’s audit and financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The Audit Committee held eight meetings during the 2001 Fiscal Year.

      The Board adopted and approved a charter for the Audit Committee in April 2000. The charter was amended in April 2001. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers, Inc.

      Compensation Committee. The Compensation Committee of the Board of Directors currently consists of two directors, Messrs. Ross and Wolfen. The Compensation Committee sets the Company’s compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, stock options and other incentive compensation arrangements, subject to review by the full Board where appropriate. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee has the exclusive authority to administer and make stock option grants under the Discretionary Option Grant Program and Stock Issuance Program with respect to the Company’s executive officers and Board members and the Salary Investment Option Grant Program under the Company’s 1998 Stock Incentive Plan, as amended and restated. The Compensation Committee held two meetings during the 2001 Fiscal Year.

      Option Committee. The Option Committee of the Board of Directors currently consists of two directors, Dr. Nicholas and Dr. Samueli. The Option Committee is a secondary committee responsible for administering the Discretionary Option Grant Program and the Stock Issuance Program under the 1998 Stock Incentive Plan, as amended and restated, with respect to eligible individuals other than the Company’s executive officers or Board members. The Option Committee held no meetings but acted on various occasions by unanimous written consent without a meeting during the 2001 Fiscal Year.

Director Compensation

      Directors of the Company do not receive cash compensation for their service as directors. Subject to shareholder approval of Proposal Two, under the Automatic Option Grant Program in effect under the Company’s 1998 Stock Incentive Plan, as amended and restated, each individual who first becomes a non-employee member of the Board of Directors on or after the date of the 2002 Annual Meeting will receive an automatic option to purchase 100,000 shares of Class A common stock granted on the date he or she joins the Board of Directors. On the date of each Annual Meeting of Shareholders, beginning with the 2002 Annual Meeting, each incumbent non-employee director who is elected to continue to serve as a non-employee director will be granted an option to purchase an additional 15,000 shares of Class A common stock. Each non-employee director will also, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who has already completed a consecutive four-year period of continuous service on the Board as of the 2002 Annual Meeting (i.e., Messrs. Ross and Wolfen) will receive his first such renewal automatic option grant on April 25, 2002, the date of the 2002 Annual Meeting. For the purposes of subsequent renewal automatic option grants, the length of time served on the Board by Messrs. Ross and Wolfen will be measured from the date of the 2002 Annual Meeting. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company’s Class A common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a member of the Board of Directors. Each of the options granted will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in (and the Company’s repurchase right will lapse over) a series of four equal annual installments upon the optionee’s completion of each year of service on the Board, measured from the grant date. The shares subject to each annual 15,000 share automatic option grant will vest upon the optionee’s completion of one year of service on the Board, measured from the grant date.

      Messrs. Ross and Wolfen, two of the current non-employee members of the Board of Directors, each received an option grant on April 16, 1998 for 160,000 shares of the Company’s Class A common stock. The exercise price per share in effect under each such option is $6.00, which was the fair market value per share of Class A common stock on the grant date. Mr. Farinsky, the other current non-employee director, received an automatic option grant for 80,000 shares of the Company’s Class A common stock upon his appointment to the Board of Directors on February 28, 2002, pursuant to the terms of the Automatic Option Grant Program currently in effect under the 1998 Stock Incentive Plan, as amended and restated. The exercise price per share in effect under that option is $30.65, which was the fair market value per share of the Class A common stock on the grant date. Each of the options granted to the non-employee directors is immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each of the 160,000 share and the 80,000 share option grants will vest in (and the Company’s repurchase right will lapse over) four successive equal annual installments upon the optionee’s completion of each year of service on the Board, measured from the grant date; however, the shares subject to each option grant will immediately vest in full under certain circumstances as provided in the 1998 Stock Incentive Plan, as amended and restated. The remaining unvested shares under the existing 160,000 share option grants held by Messrs. Ross and Wolfen will vest on April 16, 2002.

      At the Company’s Annual Meeting of Shareholders in May 2001, Messrs. Ross and Wolfen were each eligible to receive a 12,000 share annual stock option grant but declined to accept such grant.

      Dr. Nicholas and Dr. Samueli are compensated as full-time employees and officers of the Company but receive no additional compensation for their service as directors.

Pending Litigation Involving Directors

      Dr. Nicholas, Dr. Samueli, the Company and the Company’s Chief Financial Officer are defendants in a purported consolidated shareholder class action, In re: Broadcom Corp. Securities Litigation, alleging violations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The essence of the allegations in the action is that the defendants intentionally failed to properly account for the financial impact of certain performance-based warrants assumed in certain of the Company’s acquisitions in 2000 and 2001, engaged in inadequate disclosure regarding the warrants and associated purchase and development agreements, and sought to inflate the value of the Company’s stock to obtain alleged illegal insider trading proceeds as well as to facilitate the use of the Company’s stock as consideration in other acquisitions. Dr. Nicholas, Dr. Samueli, the Company and the Company’s Chief Financial Officer are also defendants in a purported securities fraud action, Arenson, et al. v. Broadcom Corp., et al., brought by several individual plaintiffs. In addition, Dr. Nicholas, Dr. Samueli, Messrs. Ross and Wolfen, the Company and other officers of the Company are defendants in purported shareholder derivative actions. All of these actions are based upon the same general set of alleged facts as the purported shareholder class action. The defendants believe that the allegations in all of the foregoing actions are without merit and are defending the actions vigorously. See Note 11 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Required Vote

      The five nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors. No Proxy may be voted for a greater number of persons than five.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote IN FAVOR OF the election of each of the nominees listed above. Unless authority to do so is withheld, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the election of each of the nominees listed above.

PROPOSAL TWO:

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN

      The shareholders are being asked to approve the amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated (the “1998 Plan”), to effect the following changes:

(i)	to increase the number of shares of Class A common stock reserved for issuance under the 1998 Plan by 13,000,000 shares; and

(ii)	to revise the Automatic Option Grant Program in effect for non-employee members of the Board of Directors under the 1998 Plan to: (a) increase the number of shares of Class A common stock underlying the initial automatic option grant made to a newly appointed or newly elected non-employee member of the Board from 80,000 shares to 100,000 shares; (b) increase the number of shares of Class A common stock underlying the automatic option grant made annually to each continuing non-employee member of the Board from 12,000 shares to 15,000 shares and eliminate the requirement that a non-employee member of the Board must complete at least six months of service in such capacity before he or she is eligible to receive the first such annual option grant; and (c) introduce a new series of renewal automatic option grants pursuant to which each non-employee member of the Board will, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant for 100,000 shares of Class A common stock; provided, however, that any non-employee member of the Board who has already completed a consecutive four-year period of continuous service on the Board will receive his or her first such renewal automatic option grant on April 25, 2002, the date of the 2002 Annual Meeting.

      The Board of Directors adopted this amendment on March 7, 2002, subject to shareholder approval at the Annual Meeting.

      The proposed increase in the share reserve under the 1998 Plan will assure that a sufficient number of shares of Class A common stock remains available for issuance under the 1998 Plan to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants to attract and retain key employees and other personnel and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

      The proposed revisions to the Automatic Option Grant Program are intended to provide a more meaningful equity incentive to attract and retain the services of highly-qualified and experienced individuals to serve as independent members of the Board of Directors.

      The following is a summary of the principal features of the 1998 Plan, as most recently amended and restated. Any shareholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to: Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. The 1998 Plan serves as the successor to the Company’s 1994 Stock Option Plan and the 1998 Special Stock Option Plan (collectively, the “Predecessor Plans”), which terminated in connection with the initial public offering of the Company’s Class A common stock in April 1998. All outstanding options under the Predecessor Plans at the time of such termination were transferred to the 1998 Plan.

Equity Incentive Programs

      The 1998 Plan consists of five separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant Program for non-employee members of the Board of Directors, and (v) the Director Fee Option Grant Program for such Board members. The principal features of each program are described below. The Compensation Committee of the Board of Directors has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company’s executive officers and non-employee members of the Board and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. The Board of Directors may at any time appoint a secondary committee of one or more members of the Board to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company’s executive officers and non-employee members of the Board. The Compensation Committee also has complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program, but all grants made to the selected individuals will be governed by the express terms of that program.

      As of the date of this Proxy Statement, the Company has only implemented the Discretionary Option Grant Program and Automatic Option Grant Program and has not issued any shares or granted any options under the Stock Issuance Program, the Salary Investment Option Grant Program or the Director Fee Option Grant Program. The Compensation Committee may determine to implement such programs in the future.

      The term “Plan Administrator,” as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1998 Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant Programs. All grants under those programs will be made in strict compliance with the express provisions of such programs.

      The Board of Directors has created a secondary committee, the Option Committee, consisting of Dr. Nicholas and Dr. Samueli, and has authorized such committee to make option grants and stock issuances under the Discretionary Option Grant Program and the Stock Issuance Program to eligible individuals other than the Company’s executive officers and non-employee members of the Board.

Share Reserve

      As of March 11, 2002 a total of 139,119,391 shares of Class A common stock and 31,792,912 shares of Class B common stock were reserved for issuance over the term of the 1998 Plan. The foregoing share reserve includes the additional increase of 13,000,000 shares of Class A common stock for which shareholder approval is being sought under this Proposal. In addition, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January of each calendar year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares of Class A common stock.

      No participant in the 1998 Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 6,000,000 shares of Class A common stock in the aggregate per calendar year. Shareholder approval of this Proposal will also constitute a reapproval of the 6,000,000 share limitation for purposes Section 162(m) of Internal Revenue Code (the “Code”). This limitation will assure that any deductions to which the Company would otherwise be entitled either upon the exercise of stock options granted under the Discretionary Option Grant Program with an exercise price per share equal to the fair market value per share of the Class A common stock or Class B common stock on the grant date or upon the subsequent sale of the shares purchased under those options will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Code.

      The shares of Class A common stock and Class B common stock issuable under the 1998 Plan may be drawn from shares of the Company’s authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

      Shares subject to any outstanding options under the 1998 Plan (including options transferred from the Predecessor Plans) that expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the 1998 Plan, will be added back to the number of shares reserved for issuance under the 1998 Plan and will accordingly be available for subsequent issuance. In addition, the share reserve under the 1998 Plan will be increased by any unvested shares originally issued under the Predecessor Plans and subsequently repurchased by the Company, at the option exercise price paid per share, in connection with the optionee’s termination of service prior to vesting in those shares, but in no event will such increase exceed more than 60,000 shares as a result of repurchases after March 11, 2002. However, any shares subject to stock appreciation rights exercised under the 1998 Plan will not be available for reissuance.

      Should the exercise price of an option under the 1998 Plan be paid with shares of Class A common stock or should shares of Class A common stock otherwise issuable under the 1998 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the 1998 Plan, the number of shares of Class A common stock available for issuance under the 1998 Plan will be reduced only by the net number of shares of Class A common stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance.

Eligibility

      Officers, employees, non-employee members of the Board of Directors and independent consultants in the service of the Company or its parent or subsidiaries, whether now existing or subsequently established, will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The Company’s executive officers and other highly paid employees will also be eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board of Directors will also be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

      As of March 11, 2002, nine executive officers, three non-employee members of the Board of Directors and approximately 2,729 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The nine executive officers were eligible to participate in the Salary Investment Option Grant Program, and the three non-employee members of the Board of Directors were eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

Valuation

      The fair market value per share of Class A common stock on any relevant date under the 1998 Plan will be deemed to be equal to the closing selling price per share of the Class A common stock on that date on the Nasdaq National Market. On March 11, 2002 the fair market value per share determined on such basis was $43.95.

Discretionary Option Grant Program

      The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

      Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of 10 years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. The unvested shares acquired under those options may be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

      Upon cessation of service with the Company, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which will provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock.

      The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Class A common stock or Class B common stock, but with an exercise price per share based upon the fair market value of the underlying shares on the new grant date.

      In May 2001 the Company implemented an option exchange and supplemental option grant program to address the substantial loss in value of the outstanding stock options held by the Company’s employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in the Company’s employ. Under this program, each employee who held outstanding options to purchase shares of Class A common stock or Class B common stock with an exercise price in excess of $45.00 per share, under the 1998 Plan or certain other stock option plans maintained by the Company, including stock option plans assumed by the Company in connection with prior acquisitions, was given the opportunity to exchange that option for a new option under the 1998 Plan for the same number of shares (but comprised solely of Class A common stock) that would be granted at least six months and one day after the completion of the option exchange program. Alternatively, employees could elect to retain any eligible option and receive a supplemental option for a specified percentage of the shares covered by the retained option. The applicable percentage for each supplemental option ranged from a low of five percent (5%) to a high of fifty percent (50%), depending upon the exercise price of the retained option.

      On June 23, 2001 the Company accepted for exchange and cancellation options to purchase an aggregate of 18,716,811 shares of the Company’s common stock representing 43.8% of the options eligible to be tendered under the option exchange and supplemental option grant program. On June 24, 2001 the Company granted supplemental options to purchase an aggregate of 3,878,073 shares of the Company’s Class A common stock to employees who elected not to tender any of their eligible options. The exercise price per share for those supplemental options was $33.68, the last reported trading price of the Company’s Class A common stock on the grant date. On December 24, 2001 the Company granted options to purchase an aggregate of 18,616,372 shares of the Company’s Class A common stock to employees who tendered eligible options pursuant to the exchange offer. Of the newly-granted options, 18,464,378 were new options granted to replace the eligible options that had been tendered under the program and 151,994 were supplemental options granted to employees who tendered some of their eligible options under the program but elected to retain other eligible options. The exercise price per share for those new options and supplemental options was $39.75, the last reported trading price of the Company’s Class A common stock on the grant date. Of the total number of replacement options granted under the program, options to purchase 250,000 shares were granted to the executive officers named in the Summary Compensation Table which appears later in this Proxy Statement, and options to purchase 100,000 additional shares were granted to the Company’s other executive officers. Of the total number of supplemental options granted under the program, options to purchase 38,001 shares were granted to the executive officers named in the Summary Compensation Table which appears later in this Proxy Statement, and options to purchase 62,000 additional shares were granted to the Company’s other executive officers.

      In general, each new option issued in exchange for a cancelled option will continue to vest and become exercisable for the option shares in accordance with the same vesting schedule in effect for the cancelled option. However, new options granted in exchange for certain cancelled options that had been granted under the 1998 Plan prior to January 1, 2001 will have the same vesting schedule and vesting commencement date as the supplemental options granted in June 2001, as described below, regardless of the original vesting schedule of such cancelled options. Each supplemental option granted on June 24, 2001 will vest and become exercisable for the option shares in a series of installments over the optionee’s period of continued service as follows: (i) for employees who had completed at least one year of continuous employment with the Company at the time the supplemental option was granted, the supplemental option will vest and become exercisable in a series of 48 successive equal monthly installments upon such employee’s completion of each month of employment with the Company over the 48-month period measured from the new grant date, and (ii) for employees who had not completed one year of continuous employment with the Company at the time the supplemental option was granted, the 48-month vesting period would not begin until such employee has completed one year of continuous employment with the Company, at which time the option will begin to vest and become exercisable in a series of 48 equal monthly installments upon the employee’s completion of each month of employment with the Company over the 48-month period measured from the employee’s completion of one year of continuous employment. The supplemental options granted in December 2001 to employees who had tendered one or more eligible options in the program but elected to retain one or more eligible options had the same vesting schedule and vesting commencement date as the supplemental options granted in June 2001.

Salary Investment Option Grant Program

      The Compensation Committee will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program. As of March 11, 2002 no individuals had participated in this program.

      Each selected individual who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Salary Investment Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Class A common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount. In effect, the salary reduction will constitute a pre-payment of the remaining two-thirds of the fair market value of the option shares on the grant date.

      The option will become exercisable in a series of twelve equal monthly installments upon the optionee’s completion of each calendar month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis upon certain changes in ownership or control of the Company. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the 10 year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service.

Stock Issuance Program

      Shares of Class A common stock may be issued under the Stock Issuance Program for such valid consideration under the California General Corporation Law as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, shares of Class A common stock may be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified service period. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share right award. As of March 11, 2002 the Company had not issued any shares under the Stock Issuance Program.

      The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

      Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of Class A common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Class A common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.

Automatic Option Grant Program

      Under the Automatic Option Grant Program, eligible non-employee members of the Board of Directors will receive a series of option grants over their period of service on the Board of Directors. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the 2002 Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      Pursuant to the proposed revisions to the terms of the Automatic Option Grant Program for which shareholder approval is being sought under this Proposal, each individual who first becomes a non-employee member of the Board of Directors on or after the date of the Annual Meeting will, at the time of his or her initial election or appointment to the Board, receive an option grant to purchase 100,000 shares of Class A common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. In addition to the initial automatic option grant, on the date of each Annual Meeting of Shareholders, beginning with the 2002 Annual Meeting, each individual who is elected to continue to serve as a non-employee director will automatically be granted an option to purchase an additional 15,000 shares of Class A common stock, whether or not that individual has served in such capacity for a period of at least six months. There will be no limit on the number of such annual 15,000 share option grants any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in the Company’s employ will be eligible to receive one or more such annual option grants over their period of service on the Board.

      Each non-employee Board member will also, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who has already completed a consecutive four-year period of continuous service on the Board as of the 2002 Annual Meeting (i.e., Messrs. Ross and Wolfen) will receive his first such renewal automatic option on April 25, 2002, the date of the 2002 Annual Meeting. For purposes of subsequent renewal automatic option grants, the length of time served on the Board by Messrs. Ross and Wolfen will be measured from the date of the 2002 Annual Meeting. There will be no limit on the number of such renewal 100,000 share automatic option grants that any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in the Company’s employ will be eligible to receive one or more such option grants over their period of service on the Board of Directors.

      Each automatic option grant will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of service on the Board of Directors. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in (and the Company’s repurchase right will lapse over) a series of four successive equal annual installments upon the optionee’s completion of each year of service on the Board, measured from the grant date. The shares subject to each annual 15,000 share automatic option grant will vest upon the optionee’s completion of one year of service on the Board, measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a member of the Board. Following the optionee’s cessation of service on the Board for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of service on the Board.

      At the Company’s Annual Meetings of Shareholders in May 1999, April 2000 and May 2001, each non-employee member of the Board who was eligible to receive an annual automatic stock option grant under the Automatic Option Grant Program declined to accept each such grant.

      Assuming the shareholders approve this Proposal, on the date of the 2002 Annual Meeting, each of the incumbent non-employee Board members, Messrs. Farinsky, Ross and Wolfen, will be entitled to receive an annual automatic option grant under the Automatic Option Grant Program for 15,000 shares of Class A common stock, assuming that he is reelected to the Board at the 2002 Annual Meeting. In addition, Messrs. Ross and Wolfen will each be entitled to receive their first renewal automatic option grant under the Automatic Option Grant Program for 100,000 shares of Class A common stock because they each have already completed four continuous years of service on the Board. Each option will have an exercise price per share equal to the closing selling price per share of the Class A common stock on that grant date. Each of the incumbent non-employee members of the Board has informed the Company that it is his present intention to accept the 2002 and future automatic stock option grants under the Automatic Option Grant Program.

Director Fee Option Grant Program

      Each non-employee member of the Board of Directors will have the right to apply all or a portion of his total retainer fee, if any, otherwise payable in cash each year to the acquisition of a special option grant under the Director Fee Option Grant Program. This grant will automatically be made on the first trading day in January following the filing of the retainer-fee election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares will be determined by dividing the total dollar amount of the retainer fee subject to the director’s election by two-thirds of the fair market value per share of Class A common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the director’s election. In effect, the retainer-fee election will constitute a prepayment of the remaining two-thirds of the fair market value of the option shares on the grant date. Directors do not currently receive a retainer fee or other cash compensation for their services as a director. As of March 11, 2002 no members of the Company’s Board of Directors participated in this program.

      Shareholder approval of this Proposal will constitute pre-approval of each option granted pursuant to the provisions of the Director Fee Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with its terms.

      Options granted under this program will become exercisable for the option shares in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of service on the Board of Directors during the calendar year for which the retainer-fee election is in effect and will become immediately exercisable for all of the option shares upon certain changes in ownership or control of the Company. In the event the optionee ceases service on the Board for any reason (other than death or permanent disability), the option will immediately terminate with respect to any unvested shares subject to the option at the time. However, the option will remain exercisable for the vested shares subject to the option until the earlier of (i) the expiration of the 10 year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board. Should the optionee’s service as a member of the Board cease by reason of death or permanent disability, then the option will immediately become exercisable for all of the shares of common stock subject to the option and may be exercised for any or all of those shares until the earlier of (i) the expiration of the 10 year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board.

Limited Stock Appreciation Rights

      Each option granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent of the Company’s outstanding voting securities or a change in a majority of the Board of Directors as a result of one or more contested elections for membership on the Board of Directors, each outstanding option under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

      Shareholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

Predecessor Plans

      All outstanding options under the Predecessor Plans that were transferred to the 1998 Plan will continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 1998 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Class A common stock or Class B common stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 1998 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

Stock Awards

      The following table sets forth, as to the Company’s Chief Executive Officer, the four other most highly compensated executive officers of the Company (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Class A common stock subject to option grants made under the 1998 Plan from January 1, 2001 through March 11, 2002, together with the weighted average exercise price payable per share for such option grants. The Company has not made any direct stock issuances to date under the 1998 Plan.

OPTION TRANSACTIONS

	Number of Shares		Weighted Average
	Underlying		Exercise Price
Name and Position	Options Granted(#)		Per Share($)

Henry T. Nicholas III, Ph.D.	1,000,000		$35.06
President, Chief Executive Officer and Co-Chairman
Henry Samueli, Ph.D.	1,000,000		35.06
Vice President of Research & Development, Chief Technical Officer and Co-Chairman
David A. Dull	300,000	(1)	39.75
Vice President of Business Affairs, General Counsel and Secretary
Scott J. Poteracki	63,001	(2)	33.68
Corporate Controller and Senior Director of Finance
William J. Ruehle	250,000	(3)	39.75
Vice President and Chief Financial Officer
George L. Farinsky	80,000		30.65
Director
Alan E. Ross	—		—
Director
Werner F. Wolfen	—		—
Director
All current executive officers as a group (9 persons)	3,275,001	(4)	35.53
All current non-employee directors as a group (3 persons)	80,000		30.65
All employees, including current officers who are not executive officers, as a group	51,352,829	(5)	34.41

(1)	Includes replacement options to purchase 150,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s option exchange and supplemental option grant program described above under “Discretionary Option Grant Program.”

(2)	Includes supplemental options to purchase 38,001 shares of Class A common stock that were granted on June 24, 2001 with respect to eligible options that Mr. Poteracki elected not to tender in the Company’s option exchange and supplemental option grant program.

(3)	Includes replacement options to purchase 100,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s option exchange and supplemental option grant program.

(4)	Includes (a) replacement options to purchase 350,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price and (b) supplemental options to purchase 100,001 shares of Class A common stock that were granted to executive officers who elected not to tender eligible options in the option exchange and supplemental option grant program.

(5)	Includes (a) replacement options to purchase 18,114,378 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price and (b) supplemental options to purchase 3,778,072 shares of Class A common stock that were granted to employees, including officers who are not executive officers, who elected not to tender eligible options in the option exchange and supplemental option grant program.

      As of March 11, 2002, 86,972,955 shares of Class A common stock and 11,017,462 shares of Class B common stock were subject to outstanding options under the 1998 Plan, 6,710,362 shares of Class A common stock and 19,747,572 shares of Class B common stock had been issued under the 1998 Plan, and 46,478,702 shares of Class A common stock remained available for future issuance, including the 13,000,000 shares of Class A common stock that are subject to shareholder approval of this Proposal.

      In October 1999 the Company implemented the 1999 Special Stock Option Plan, pursuant to which 1,000,000 additional shares of Class A common stock have been reserved for issuance to employees and independent consultants in the service of the Company or its subsidiaries, provided such individuals are neither officers of the Company nor members of the Board at the time of the option grant. The provisions of the 1999 Special Stock Option Plan are substantially the same as those in effect under the Discretionary Option Grant Program of the 1998 Plan, except that options may be granted with an exercise price below the fair market value of the option shares on the grant date and all the granted options will be non-statutory options under the federal tax laws. As of March 11, 2002 options to purchase 16,864 shares of Class A common stock were outstanding under the 1999 Special Stock Option Plan, 16,600 shares of Class A common stock had been issued under such plan, and 966,536 shares of Class A common stock remained available for future option grant.

      In addition, the Company has assumed obligations under outstanding options held by employees and other individuals in the service of various companies acquired by the Company over the years. As of March 11, 2002 the total number of shares of common stock subject to those assumed unexercised options was approximately 9,526,216 shares.

Option Grants and Issuances of Shares under the Amendment

      As of March 11, 2002 no stock options had been granted, and no shares had been issued, under the 1998 Plan on the basis of the share increase that will result from the amendment to the 1998 Plan for which shareholder approval is sought at the Annual Meeting. If this Proposal is approved by the shareholders, then each of the continuing non-employee members of the Board, Messrs. Farinsky, Ross and Wolfen, will receive, upon his reelection to the Board at the Annual Meeting, an annual automatic option grant to purchase 15,000 shares of Class A common stock, with an exercise price per share equal to the fair market value per share of the Class A common stock on the grant date. The shares subject to each such 15,000 share grant will vest upon the optionee’s completion of one year of service on the Board, measured from the grant date. Additionally, because Messrs. Ross and Wolfen will already have completed four continuous years of service on the Board as of the 2002 Annual Meeting, each will receive, upon his reelection to the Board at the Annual Meeting, a renewal automatic option grant to purchase 100,000 shares of Class A common stock, with an exercise price per share equal to the fair market value per share of the Class A common stock on the grant date. The shares subject to each such 100,000 share grant will vest in a series of four successive equal annual installments upon the optionee’s completion of each year of service on the Board, measured from the grant date. If this Proposal is approved by the shareholders, the Compensation Committee will grant to Mr. Farinsky an additional option to purchase 20,000 shares of Class A common stock under the Discretionary Option Grant Program on or after the date of the Annual Meeting. The 20,000 share option will have an exercise price equal to the fair market value per share of the Class A common stock on the grant date and will vest in a series of four successive equal annual installments upon the optionee’s completion of each year of service on the Board, measured from the grant date.

General Provisions

Acceleration

      In the event a change in control of the Company occurs, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program that will become exercisable for all of the option shares in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

      The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances under the Stock Issuance Program so that those issuances will immediately vest upon a change in control or upon the subsequent termination of the individual’s service with the Company. The shares subject to each option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon any change in control transaction.

      A change in control will be deemed to occur upon (i) an acquisition of the Company by merger or consolidation, (ii) the sale of all or substantially all of the Company’s assets or (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

      The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Shareholder Rights and Option Transferability

      No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order.

Changes in Capitalization

      In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1998 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee members of the Board of Directors, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans to the 1998 Plan, (vi) the maximum number and/or class of securities by which the share reserve under the 1998 Plan is to increase automatically each year, and (vii) the maximum number and/or class of securities by which the share reserve under the 1998 Plan may increase as a result of the repurchase of unvested shares originally issued under the Predecessor Plans. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1998 Plan or the outstanding options thereunder.

Financial Assistance

      The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided to any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

Special Tax Election

      The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the 1998 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock as payment of such withholding tax liability.

Amendment and Termination

      The Board of Directors may amend or modify the 1998 Plan at any time, subject to any required shareholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board of Directors, the 1998 Plan will terminate on the earliest of (i) January 31, 2008, (ii) the date on which all shares available for issuance under the 1998 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Federal Income Tax Consequences

Option Grants

      Options granted under the 1998 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

      Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and generally no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

      Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee and the Company will be required to satisfy certain tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

      No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuances

      The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory stock option grants.

Deductibility of Executive Compensation

      The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory stock options with exercise prices equal to the fair market value of the option shares on the grant date under the 1998 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Section 162(m) of the Code.

Accounting Treatment

      Option grants made to employees and non-employee directors under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company’s reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s consolidated financial statements, and the Company must also disclose, in the notes to the Company’s consolidated financial statements, the pro forma impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully-diluted basis.

      Option grants or stock issuances made under the 1998 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company’s earnings over the period that the option shares or issued shares are to vest.

      Option grants made to non-employee consultants (but not non-employee members of the Board of Directors) after December 15, 1998 will result in a direct charge to the Company’s reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, any options that are repriced after December 15, 1998 will also trigger a direct charge to the Company’s reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares or terminates unexercised.

      Should one or more individuals be granted tandem stock appreciation rights under the 1998 Plan, then such rights would result in a compensation expense to be charged against the Company’s reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Required Vote

      The affirmative vote of holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of the amendment to the 1998 Plan. Should such shareholder approval not be obtained, then (i) the 13,000,000 share increase to the share reserve under the 1998 Plan will not be implemented, any stock options granted under the 1998 Plan on the basis of such increase will immediately terminate without ever becoming exercisable for the shares of Class A common stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase, (ii) the size of the initial automatic option grant under the Automatic Option Grant Program will not be increased from 80,000 shares to 100,000 shares, (iii) the size of the annual automatic option grant under the Automatic Option Grant Program will not be increased from 12,000 shares to 15,000 shares and the six-month minimum service period for the first such annual grant will not be eliminated and (iv) the series of proposed 100,000 share automatic renewal option grants to be made at successive four-year intervals to continuing non-employee members of the Board will not be implemented. The 1998 Plan will, however, continue in effect, and option grants and direct stock issuances, including option grants under the Automatic Option Grant Program, will continue to be made under the 1998 Plan as in effect prior to the amendments which are the subject of this Proposal, until all the shares available for issuance under the 1998 Plan have been issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

      The Board of Directors deems this proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote IN FAVOR OF this Proposal. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the approval of the amendment of the 1998 Plan as provided in Proposal Two.

PROPOSAL THREE:

APPROVAL OF AMENDMENT AND RESTATEMENT OF

THE 1998 EMPLOYEE STOCK PURCHASE PLAN

Introduction

      The shareholders are being asked to approve the amendment and restatement of the Company’s 1998 Employee Stock Purchase Plan, as previously amended (the “Purchase Plan”), to: (i) increase the number of shares of Class A common stock reserved for issuance under the Purchase Plan by 3,000,000 shares; and (ii) add an automatic share increase provision to the Purchase Plan pursuant to which the number of shares of Class A common stock reserved for issuance under the Purchase Plan will automatically increase on the first trading day of January in each year, beginning with the calendar year 2003, by an amount equal to twenty-five hundredths of one percent (.25%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 1,000,000 shares of Class A common stock.

      The purpose of the amendment is to ensure that the Company will continue to have a sufficient reserve of Class A common stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares of Class A common stock at semi-annual intervals through their accumulated periodic payroll deductions.

      The proposed amendment was adopted by the Board of Directors on March 7, 2002 and will become effective upon shareholder approval at the Annual Meeting.

      The terms and provisions of the Purchase Plan, as modified by the proposed amendment, are summarized below. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to: Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013.

Administration

      The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

      The maximum number of shares of Class A common stock reserved for issuance over the term of the Purchase Plan is currently limited to 3,000,000 shares. As of March 11, 2002, 2,140,143 shares of Class A common stock had been issued under the Purchase Plan, and 859,857 shares were available for future issuance. However, if this Proposal is approved at the Annual Meeting, then the number of shares of Class A common stock available for future issuance will be increased to 3,859,857 shares.

      In addition, if this Proposal is approved at the Annual Meeting, the share reserve under the Purchase Plan will automatically increase on the first trading day of January each calendar year, beginning with calendar year 2003, by an amount equal to twenty-five hundredths of one percent (.25%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 1,000,000 shares.

      The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of the Company’s Class A common stock or from shares of Class A common stock repurchased by the Company, including shares repurchased on the open market.

      In the event that any change is made to the outstanding Class A common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities by which the share reserve is to increase automatically each year, (iii) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, (iv) the maximum number and class of securities purchasable in total by all participants on any one purchase date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

      Shares of Class A common stock are offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of 24 months. The current offering period began November 1, 2001 and is scheduled to end the last business day in October 2003, unless sooner terminated pursuant to the automatic restart feature of the Purchase Plan described below. The next offering period will commence the first business day following the end of the current offering period, and subsequent offering periods will commence as designated by the Plan Administrator.

      At the time a participant elects to participate in the Purchase Plan during the offering period, he or she is granted a purchase right to acquire shares of Class A common stock at semi-annual intervals over the remainder of that offering period. The purchase dates occur on the last business days of April and October of each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date are automatically applied to the purchase of Class A common stock, subject to certain limitations. The next purchase date under the Purchase Plan will be April 30, 2002.

Automatic Restart

      Should the fair market value per share of Class A common stock on any purchase date be less than the fair market value per share on the start date of the two-year offering period, then immediately following the purchase of shares of Class A common stock on that purchase date, the offering period will automatically terminate, and a new two-year offering period will begin on the next business day, with all participants in the terminated offering to be automatically transferred to the new offering period.

Eligibility and Participation

      Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

      An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent quarterly entry date (the first business day in February, May, August or November of each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any quarterly entry date within that offering period on which he or she is an eligible employee.

      As of March 11, 2002 approximately 2,736 employees, including seven executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

      The purchase price of the Class A common stock purchased on behalf of participants in the Purchase Plan on each semi-annual purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Class A common stock on the participant’s entry date into the offering period or (ii) the fair market value on the semi-annual purchase date.

      The fair market value per share of Class A common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share of Class A common stock on such date as reported on the Nasdaq National Market. On March 11, 2002 the closing selling price per share of Class A common stock on the Nasdaq National Market was $43.95.

Payroll Deductions and Stock Purchases

      Each participant may authorize periodic payroll deductions in any multiple of one percent (1%) up to a maximum of fifteen percent (15%) of his or her total eligible cash compensation (base salary plus bonus, overtime and commissions) to be applied to the acquisition of Class A common stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in April and October of each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Class A common stock at the purchase price in effect for the participant for that purchase date.

Special Limitations

      The Purchase Plan imposes certain limitations upon a participant’s right to acquire Class A common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Class A common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 6,000 shares of Class A common stock on any one purchase date.

•	The maximum number of shares of Class A common stock purchasable in total by all participants on any one purchase date is limited to 600,000 shares.

      The Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the limitations to be in effect for the number of shares purchasable per participant or in total by all participants on each purchase date within that offering period.

Termination of Purchase Rights

      A participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant’s election, be applied to the purchase of shares on the next semi-annual purchase date or refunded.

      A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Class A common stock.

Shareholder Rights

      No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

      Purchase rights are not assignable or transferable by the participant, and the purchase rights are exercisable only by the participant.

Change in Control or Ownership

      In the event the Company is acquired by merger, sale of all or substantially all of the Company’s assets or sale of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eighty-five percent (85%) of the lower of (a) the fair market value per share of Class A common stock on the participant’s entry date into the offering period in which such acquisition occurs or (b) the fair market value per share of Class A common stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration

      Should the total number of shares of Class A common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Class A common stock pro-rated to such individual, will be refunded.

Amendment and Termination

      The Purchase Plan will terminate upon the earliest of (a) the last business day in April 2008, (b) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (c) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

      The Board may at any time alter, suspend or terminate the Purchase Plan. However, the Board may not, without shareholder approval, (a) increase the number of shares issuable under the Purchase Plan, (b) alter the purchase price formula so as to reduce the purchase price or (c) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

      The table below shows, as to the listed individuals and specified groups, the number of shares of Class A common stock purchased under the Purchase Plan between January 1, 2001 and October 31, 2001, the most recent purchase date, together with the weighted average purchase price paid per share.

	Number of
	Purchased	Weighted Average
Name and Position	Shares(#)	Purchase Price($)

Henry T. Nicholas III, Ph.D.	—	—
President, Chief Executive Officer and Co-Chairman
Henry Samueli, Ph.D.	—	—
Vice President of Research & Development, Chief Technical Officer and Co-Chairman
David A. Dull	234	$35.248
Vice President of Business Affairs, General Counsel and Secretary
Scott J. Poteracki	201	35.235
Corporate Controller and Senior Director of Finance
William J. Ruehle	234	35.248
Vice President and Chief Financial Officer
All current executive officers as a group (9 persons)	2,050	33.633
All employees, including current officers who are not executive officers, as a group	582,923	32.373

New Plan Benefits

      No purchase rights have been granted, and no shares have been issued, on the basis of the share increase which is the subject of this Proposal.

Federal Tax Consequences

      The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

      If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the sale price exceeded the sum of the aggregate purchase price and the ordinary income recognized.

      If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual semi-annual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant’s entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

      If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

      Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Code, the issuance of Class A common stock under the Purchase Plan generally will not result in a compensation expense chargeable against the Company’s reported earnings. However, the Company must disclose, in the notes to the Company’s consolidated financial statements, the pro forma impact the purchase rights granted under the Purchase Plan would have upon the Company’s reported earnings were the fair value of those purchase rights treated as compensation expense.

      The Company must have a sufficient number of shares approved for issuance under the Purchase Plan at the beginning of each offering period for all purchases made during the offering period. If additional shares need to be authorized during an offering period, this may result in a compensation charge to the Company’s earnings. The potential charge is calculated based on the excess of the fair market value of our Class A common stock on the date the share increase is approved and the purchase price in effect during the offering period.

Required Vote

      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of the proposed share increase to the Purchase Plan. Should such shareholder approval not be obtained, then (i) the proposed share increase will not be implemented, any purchase rights granted on the basis of such share increase will terminate immediately and no additional purchase rights will be granted on the basis of such share increase, and (ii) the automatic share increase feature to the Purchase Plan will not be implemented. However, the Purchase Plan as in effect prior to the amendments which are the subject of this Proposal will continue to remain in effect, and stock purchases will continue to be made pursuant to the provisions of the Purchase Plan until the available reserve of Class A common stock under the Purchase Plan is issued.

Recommendation of the Board of Directors

      The Board of Directors deems this proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote IN FAVOR OF this Proposal. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the approval of the amendment of the Purchase Plan as provided in Proposal Three.

PROPOSAL FOUR:

RATIFICATION OF INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 2001 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2002, and is asking the shareholders to ratify this appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Required Vote

      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required to ratify the appointment of Ernst & Young LLP. In the event that the shareholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote IN FAVOR OF the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002. Unless otherwise instructed, the proxy holders named in each Proxy will vote the shares represented thereby IN FAVOR OF the ratification of the appointment of Ernst & Young LLP.

OTHER MATTERS

      The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other business is expressly granted by the execution of the enclosed Proxy. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

OWNERSHIP OF SECURITIES

      The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of March 11, 2002 by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company’s common stock, (ii) each director of the Company, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Other Information” section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

	Shares and Percentage
	of Class Beneficially Owned(1)				Percentage
					of Total
	Class A		Class B		Voting
Beneficial Owner	Common Stock	Percent	Common Stock	Percent	Power(1)(2)

Henry T. Nicholas III, Ph.D.(3)(4)	41,773	*	32,043,799	43.5%	34.4%
Henry Samueli, Ph.D.(3)(5)	41,812	*	31,997,067	43.4	34.4
Putnam Investments, LLC(6)	11,937,381	6.1%	—	—	1.3
George L. Farinsky(7)	80,000	*	—	—	*
Alan E. Ross(8)	80,000	*	—	—	*
Werner F. Wolfen(9)	134,516	*	263,696	*	*
David A. Dull(10)	69,570	*	229,590	*	*
Scott J. Poteracki(11)	52,730	*	—	—	*
William J. Ruehle(12)	196,466	*	872,347	1.2	1.0
All current directors and executive officers as a group (12 persons)(13)	1,271,188	*	66,259,680	89.1	70.7

*	Less than one percent.

(1)	The percentage of shares beneficially owned is based on 194,123,300 shares of Class A common stock and 73,740,871 shares of Class B common stock outstanding as of March 11, 2002. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 11, 2002 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock will vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law and (ii) in the case of a proposed issuance of shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board of Directors then in office.

(3)	The address for Dr. Nicholas and Dr. Samueli is 16215 Alton Parkway, Irvine, California 92618-3616.

(4)	Includes (i) 107 shares of Class A common stock and 30,204,919 shares of Class B common stock held by Dr. Nicholas and his spouse, as trustees of the Nicholas Family Trust, (ii) 1,380 shares of Class B common stock held by Dr. Nicholas as custodian for his children and (iii) 1,837,500 shares of Class B common stock held by HSN Properties, LLC, which is beneficially owned by Dr. Nicholas. Also includes 41,666 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

(5)	Includes (i) 3,208,649 shares of Class B common stock owned by HS Management, L.P., of which Dr. Samueli is the General Partner, (ii) 4,100,000 shares of Class B common stock held by Dr. Samueli, as Trustee for the Lifetime Benefit Trust for Henry Samueli, (iii) 142 shares of Class A common stock and 6,688,418 shares of Class B common stock held by Dr. Samueli and his spouse, as Trustees of the SHILOH Trust, and (iv) 18,000,000 shares of Class B common stock held by HS Portfolio L.P., of which Dr. Samueli is the General Partner. Also includes 41,666 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

(6)	Includes (i) 9,827,739 shares beneficially owned by Putnam Investment Management, LLC, a wholly-owned subsidiary of Putnam Investments, LLC and (ii) 2,109,642 shares beneficially owned by The Putnam Advisory Company, LLC, a wholly-owned subsidiary of Putnam Investments, LLC. Putnam Investments, LLC, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., has shared voting power with respect to 1,410,154 of these shares and shared dispositive power with respect to all of these shares. The address for Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.

(7)	Includes 80,000 shares of Class A common stock issuable upon exercise of options held by a family trust that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

(8)	Includes 80,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

(9)	Includes (i) 20,000 shares of Class A common stock held by the Mary G. Wolfen Annuity Trust B, of which Mr. Wolfen’s spouse is a beneficiary, (ii) 16,412 shares of Class B common stock held by Werner F. Wolfen, a professional corporation, and (iii) 1,220 of Class A common stock and 628 shares of Class B common stock held by Mr. Wolfen’s spouse. Also includes 27,504 shares of Class B common stock owned by the Estate of Lawrence P. Wolfen, of which Mr. Wolfen serves as executor and as to which Mr. Wolfen disclaims beneficial ownership. Also includes 112,076 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

(10)	Includes an aggregate of 2,178 shares of Class B common stock held by Mr. Dull as custodian for his children. Also includes 62,500 shares of Class A common stock and 100,744 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

(11)	Includes 52,395 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

(12)	Includes 789,013 shares of Class B common stock held by a family trust as to which shares Mr. Ruehle, as co-trustee of such trust, shares voting and dispositive power. Also includes 189,583 shares of Class A common stock and 83,334 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 11, 2002.

(13)	Includes 1,145,444 shares of Class A common stock and 653,397 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 11, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers and Key Employees

      The following table sets forth certain information regarding all executive officers and certain key employees of the Company as of March 11, 2002:

Name	Age	Positions with the Company

Henry T. Nicholas III, Ph.D.	42	President, Chief Executive Officer and Co-Chairman
Henry Samueli, Ph.D.	47	Vice President of Research & Development, Chief Technical Officer and Co-Chairman
Martin J. Colombatto	43	Vice President and General Manager, Networking Business Unit
Daniel W. Dobberpuhl	57	Vice President and General Manager, Broadband Processor Business Unit
David A. Dull	53	Vice President of Business Affairs, General Counsel and Secretary
Aurelio E. Fernandez	47	Vice President of Worldwide Sales
Timothy M. Lindenfelser	42	Vice President and General Manager, Broadband Communications Business Unit
Vahid Manian	41	Vice President of Manufacturing Operations
Scott J. Poteracki	48	Corporate Controller and Senior Director of Finance
William J. Ruehle	59	Vice President and Chief Financial Officer
Jeffrey L. Thermond	49	Vice President and General Manager, Home Networking Business Unit
Nancy M. Tullos	50	Vice President of Human Resources
Raju Vegesna	41	Vice President and General Manager, ServerWorks Business Unit
Kenneth E. Venner	39	Vice President and Chief Information Officer

      The following is a brief description of the capacities in which each of the executive officers and key employees has served during the past five years. The descriptions for Dr. Nicholas and Dr. Samueli appear earlier in this Proxy Statement. See “Election of Directors.”

      Martin J. Colombatto joined the Company in July 1996 as its Director of Marketing for Broadband Access and became the Vice President and General Manager of the Networking Business Unit in December 1997. From 1992 to July 1996, Mr. Colombatto held various sales management positions with LSI Logic Corp., a semiconductor manufacturer. Mr. Colombatto received a B.S. from the California Polytechnic University, Pomona.

      Daniel W. Dobberpuhl has served as the Vice President and General Manager of the Broadband Processor Business Unit since joining the Company in December 2000 upon its acquisition of SiByte, Inc., a developer of high-performance microprocessor solutions for broadband networking. From August 1998 to December 2000, Mr. Dobberpuhl was the founder, Chief Executive Officer and President of SiByte. Previously, he served as a Senior Corporate Consulting Engineer at Digital Equipment Corporation, where he had worked since 1976. Mr. Dobberpuhl received a B.S.E.E. from the University of Illinois.

      David A. Dull joined the Company as the Vice President of Business Affairs and General Counsel in March 1998 and was appointed Secretary in April 1998. From 1985 until 1998, Mr. Dull was a Partner in the law firm of Irell & Manella LLP, where as a business lawyer he represented a number of public and private companies and individuals in the entertainment and high technology industries, including the Company. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Dull received a B.A. and a J.D. from Yale University.

      Aurelio E. Fernandez has served as the Vice President of Worldwide Sales since joining the Company in December 1997. From November 1996 to December 1997, Mr. Fernandez served as the Senior Vice President of

Sales at Exar Corporation, a semiconductor manufacturer. From November 1994 to November 1996, Mr. Fernandez served as the Senior Vice President of Sales at ICWorks, Inc., a semiconductor manufacturer. Mr. Fernandez received a B.S.E.E. from the University of Florida and an M.B.A. from Florida Atlantic University.

      Timothy M. Lindenfelser became the Vice President and General Manager of the Broadband Communications Business Unit in January 2000. Previously he served as the Company’s Vice President of Marketing since joining the Company in February 1994. From February 1994 until December 1997, Mr. Lindenfelser also served as the Company’s Vice President of Worldwide Sales. Prior to joining the Company, Mr. Lindenfelser was employed by Brooktree Corporation, a semiconductor manufacturer, where he was responsible for all marketing and new business development for the Communications Strategic Business Unit. Mr. Lindenfelser received a B.S.E.E. from the University of Minnesota and an M.B.A. from the University of San Diego.

      Vahid Manian joined the Company in January 1996 as its Director of Operations and became the Vice President of Manufacturing Operations in December 1997. Prior to joining the Company, Mr. Manian served as the Director of Operations at Silicon Systems, Inc., a semiconductor manufacturer, where he led the implementation, production ramp and qualification of advanced PRML-read channel integrated circuits. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.

      Scott J. Poteracki (1) has served as the Corporate Controller and Senior Director of Finance since joining the Company in June 2000. In July 2000 he was appointed the Principal Accounting Officer of the Company. Prior to joining the Company, Mr. Poteracki held various financial management positions at Motorola, Inc. from 1978 to June 2000. Mr. Poteracki received a B.S. in Accounting from the University of Illinois and an M.B.A. from Arizona State University.

      William J. Ruehle has served as the Vice President and Chief Financial Officer since joining the Company in June 1997. Previously, Mr. Ruehle served as Executive Vice President and Chief Financial Officer of Bay Networks, Inc., a networking communications company, from 1994 to January 1997. Mr. Ruehle received a B.A. in Economics from Allegheny College and an M.B.A. from Harvard Business School.

      Jeffrey L. Thermond has served as the Vice President and General Manager of the Home Networking Business Unit since joining the Company in May 1999 upon its acquisition of Epigram, Inc., a developer of advanced semiconductor products for high-speed home networking. Mr. Thermond was President and Chief Executive Officer of Epigram from August 1997 to May 1999. From 1994 to August 1997, he was Vice President and General Manager of the Network Systems Division of 3Com Corporation, a networking communications company. Mr. Thermond received a B.A. from Yale University and an M.B.A. from Indiana University.

      Nancy M. Tullos joined the Company in September 1998 as its Vice President of Human Resources. From January 1998 to August 1998, Ms. Tullos was Vice President, Worldwide Human Resources for Cybermedia, Inc., a commercial software company. From 1987 to January 1998, she was Vice President, Human Resources and Administrative Services for Micropolis Corporation, a designer and manufacturer of disk drives. Ms. Tullos received a B.S. from Ohio University and an M.B.A. from Pepperdine University.

      Raju Vegesna has served as the Vice President and General Manager of the ServerWorks Business Unit since joining the Company in January 2001 upon its acquisition of ServerWorks Corporation. Mr. Vegesna has served as President and Chief Executive Officer of ServerWorks Corporation, a supplier of high performance system input/ output integrated circuits for servers, workstations and storage platforms, since 1994. Previously, he was the Chief Architect of ROSS Technology, Inc. Mr. Vegesna received a B.S. in Electrical Engineering from Bangalore University and an M.S. in Computer Engineering from Wayne State University.

      Kenneth E. Venner has served as the Chief Information Officer since joining the Company in August 2000. In February 2002 he was appointed a Vice President of the Company. Previously, Mr. Venner was Vice President of Product Management and Chief Information Officer of Rockwell Electronic Commerce from 1997 to August 2000. From 1986 to 1997, Mr. Venner held a number of information sciences/information technology management

(1)	Mr. Poteracki has tendered his resignation as Corporate Controller and Senior Director of Finance of the Company effective April 25, 2002.

positions at Lucent Technologies/ AT&T Bell Laboratories. Mr. Venner received a B.E. from the Stevens Institute of Technology, an M.E. from Carnegie Mellon University and an M.B.A. from New Hampshire College.

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus earned in the 2001 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1999, 2000 and 2001. The listed individuals are herein referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
						Awards
		Annual Compensation
						Securities
				Other Annual		Underlying
Name and Principal Positions	Year	Salary($)(1)	Bonus($)	Compensation($)		Options(#)

Henry T. Nicholas III, Ph.D.	2001	$110,500	—	—		—
President, Chief Executive Officer	2000	110,000	—	—		—
and Co-Chairman	1999	110,000	—	—		—
Henry Samueli, Ph.D.	2001	110,500	—	—		—
Vice President of Research & Development,	2000	110,000	—	—		—
Chief Technical Officer and Co-Chairman	1999	110,000	—	—		—
David A. Dull	2001	110,500	—	—		300,000 (2)
Vice President of Business Affairs,	2000	110,000	—	—		150,000 (3)
General Counsel and Secretary	1999	110,000	—	$29,661	(4)	—
Scott J. Poteracki(5)	2001	155,000	—	12,018	(4)	63,001 (6)
Corporate Controller and	2000	83,462	$60,000	18,668	(4)	100,000
Senior Director of Finance	1999	—	—	—		—
William J. Ruehle	2001	110,500	—	27,449	(7)	250,000 (8)
Vice President and Chief Financial Officer	2000	110,000	—	29,936	(7)	100,000 (3)
	1999	110,000	—	38,815	(7)	—

(1)	Includes amounts deferred under the Company’s employee profit sharing plan, a tax-qualified plan under Section 401(k) of the Code.

(2)	Includes replacement options to purchase 150,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s option exchange and supplemental option grant program described above under “Discretionary Option Grant Program.”

(3)	Such option was originally granted at an exercise price of $118.375 per share and was cancelled on June 23, 2001 in exchange for a new option to be granted for the same number of shares at least six months and one day later. The replacement option was granted by the Company on December 24, 2001 in connection with the Company’s option exchange and supplemental option grant program. The replacement option has an exercise price of $39.75, the fair market value per share of Class A common stock on that date.

(4)	Represents reimbursement for relocation expenses plus a tax gross-up for the portion thereof includable as taxable income.

(5)	Mr. Poteracki joined the Company in June 2000 and became an executive officer in July 2000. Mr. Poteracki has tendered his resignation as Corporate Controller and Senior Director of Finance of the Company effective April 25, 2002.

(6)	Includes supplemental options to purchase 38,001 shares of Class A common stock that were granted on June 24, 2001 with respect to eligible options that Mr. Poteracki elected not to tender for exchange in the option exchange and supplemental option grant program.

(7)	Represents reimbursement of $17,855, $19,324 and $25,055 in the fiscal years ended December 31, 2001, 2000 and 1999, respectively, for the interest expense on a $467,500 full-recourse promissory note delivered by Mr. Ruehle to the Company in July 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income.

(8)	Includes replacement options to purchase 100,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s option exchange on supplemental option grant program.

Option/ SAR Grants in Last Fiscal Year

      The following table provides information concerning the stock options granted to the Named Executive Officers during the 2001 Fiscal Year. All the grants were made under the Company’s 1998 Plan. No stock appreciation rights were granted to any of the Named Executive Officers during the 2001 Fiscal Year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	Price		Option Term(1)
	Options	Employees	Per Share	Expiration
Name	Granted	in 2001	($/Sh)(2)	Date	5%($)	10%($)

David A. Dull	300,000 (3)	.58%	$39.75	12/24/11	$7,499,568	$19,005,379
Scott J. Poteracki	63,001 (3)	.12	33.68	06/24/11	1,334,435	3,381,720
William J. Ruehle	250,000 (3)	.48	39.75	12/24/11	6,249,640	15,837,816

(1)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Commission and do not represent the Company’s estimate or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

(2)	The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by authorizing an interest-bearing, full recourse loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise.

(3)	The options will become exercisable in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from June 24, 2001. If the Company is acquired through an asset sale or a merger, consolidation, tender offer or exchange offer, the options will vest in full on an accelerated basis if not assumed by the acquiring entity.

Aggregated Option Exercises and Fiscal Year End Values

      The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2001 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2001 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares	Value	at Fiscal Year End(#)		at Fiscal Year End($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Henry T. Nicholas III, Ph.D.	443,750	$25,506,352	62,500	—	$2,534,894	—
Henry Samueli, Ph.D.	443,750	25,506,352	62,500	—	2,534,894	—
David A. Dull	137,500	5,970,582	98,244	712,500	2,372,747	$13,969,860
Scott J. Poteracki	6,562	88,263	38,813	117,626	9,440	396,356
William J. Ruehle	—	—	147,918	1,102,082	3,165,061	24,713,019

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Determined on the basis of the closing sales price per share of the Company’s Class A common stock on the Nasdaq National Market on the last day of the 2001 Fiscal Year ($40.87 per share), less the option exercise price payable per share.

2001 Option Exchange and Supplemental Option Grant Program

      In May 2001 the Company implemented an option exchange and supplemental option grant program to address the substantial loss in value of the outstanding stock options held by the Company’s employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in the Company’s employ. Under the program, each employee who held outstanding options to purchase shares of Class A common stock or Class B common stock with an exercise price in excess of $45.00 per share, under the 1998 Plan or certain other stock option plans maintained by the Company, including stock option plans assumed by the Company in connection with prior acquisitions, was given the opportunity to exchange that option for a new option under the 1998 Plan for the same number of shares (but comprised solely of Class A common stock) that would be granted at least six months and one day after the completion of the option exchange program. Alternatively, employees could elect to retain any eligible option and receive a supplemental option for a specified percentage of the shares covered by the retained option. See “Discretionary Option Grant Program” for a detailed description of the supplemental option feature of this program.

      On June 23, 2001 the Company accepted for exchange and cancellation options to purchase an aggregate of 18,716,811 shares of the Company’s common stock representing 43.8% of the options eligible to be tendered under the option exchange and supplemental option grant program. On December 24, 2001 the Company granted new options to purchase an aggregate of 18,464,378 shares of the Company’s Class A common stock to replace the eligible options that had been tendered and cancelled under the program. The exercise price per share for the new options was $39.75, the last reported trading price of the Company’s Class A common stock on the grant date.

      In general, each option issued in exchange for a cancelled option will continue to vest and become exercisable for the option shares in accordance with the same vesting schedule in effect for the cancelled option. However, replacement options granted in exchange for certain cancelled options that had been granted under the 1998 Plan prior to January 1, 2001 will become exercisable in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from June 24, 2001, regardless of the original vesting schedule of such cancelled options.

      The table below provides certain information concerning our executive officers who tendered eligible options in the option exchange program and the options that were cancelled pursuant to that program. The members of our Board of Directors were ineligible to participate in the program. Except for the May 2001 option exchange and supplemental option grant program, the Company has not implemented any other option repricing or option cancellation/regrant programs.

10-YEAR OPTION REPRICINGS

		Number of
		Securities	Market			Length of Original
		Underlying	Price of	Exercise	Exercise Price	Option Term
		Options at	Stock at	Price at	of	Remaining at
	Date of	Time of	Time of	Time of	Replacement	Date of
Name and Principal Position	Cancellation	Cancellation	Cancellation	Cancellation	Option	Cancellation

David A. Dull	06/23/01	150,000	$33.68	$118.375	$39.75	8.92 Years
Vice President of Business Affairs, General Counsel and Secretary
Vahid Manian	06/23/01	100,000	33.68	118.375	39.75	8.92 Years
Vice President of Manufacturing Operations
William J. Ruehle	06/23/01	100,000	33.68	118.375	39.75	8.92 Years
Vice President and Chief Financial Officer

Employment Contracts, Termination of Employment and Change in Control Arrangements

      None of the Named Executive Officers named in the Summary Compensation Table has an employment agreement with the Company that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Board of Directors. The Company has entered into a letter agreement with Mr. Ruehle which provides that Mr. Ruehle will be entitled to payment of his base salary for one year and continuation of any benefit programs in the event of an acquisition of the Company. The Company has entered into an agreement with Mr. Dull which provides that the unvested portion of Mr. Dull’s initial option grants to purchase a total of 800,000 shares of the Company’s Class B common stock will immediately vest in full in the event of Mr. Dull’s death or disability or under certain circumstances in the event of an acquisition or merger of the Company that results in a change of control of the Company or in which the Company is not the surviving entity.

      The Compensation Committee of the Board of Directors, as Plan Administrator of the 1998 Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Ross and Wolfen. Neither of these individuals was an officer or employee of the Company at any time during the 2001 Fiscal Year or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

      General Compensation Policy. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of two elements: (i) a base salary that is substantially below market and (ii) long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between the executive officers and the shareholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

      Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2001 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

      Base Salary and Bonus. The base salary for each executive officer is generally established on the basis of relative parity with other executive officers of the Company. The Compensation Committee’s policy is to target base salary levels below the median of the estimated base salary levels paid for similar positions at peer companies to reflect the fact that each executive officer’s overall compensation is primarily composed of an equity interest in the Company. The philosophy behind this strategy is to have a very substantial portion of each executive officer’s total compensation tied to the Company’s performance and stock price appreciation in order to create a greater incentive to create value for the Company’s shareholders. The Company generally does not pay cash bonuses to executive officers.

      Long-Term Incentives. To date, long-term incentives have consisted solely of grants of options to purchase the Company’s common stock. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company’s executive officers. Each grant is designed to align and strengthen the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

      The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

      CEO and CTO Compensation. The Compensation Committee has set the base salaries of Dr. Nicholas, the Company’s President and Chief Executive Officer (“CEO”), and Dr. Samueli, the Company’s Vice President of Research & Development and Chief Technical Officer (“CTO”), at levels that it believes are substantially below the median of base salary levels of chief executive officers and chief technical officers of those companies with which the Company competes for executive talent, due to the substantial equity ownership interests of both the CEO and CTO in the Company. However, the stock option grants made to the CEO and CTO in June 1997 had fully vested by January 2002 and they no longer held any unvested options. Consequently, on March 1, 2002, the Compensation Committee decided to grant each of the CEO and CTO an option to purchase 1,000,000 shares of Class A common stock. The exercise price per share in effect under each such option is $35.06, the fair market value per share of the Class A common stock on the grant date. Each option will become exercisable in 48 successive equal installments upon the optionee’s completion of each month of service over the 48-month period commencing March 1, 2002. Because the CEO and CTO each hold a significant equity stake in the Company, the Compensation Committee believes that they have a significant incentive to continue contributing to the Company’s financial success because they will benefit from any appreciation in the value of the Company’s common stock. In addition, the Compensation Committee believes that the option grants made in 2002 further incentivize the CEO and CTO because they will only receive a return on the options if they remain employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

      2001 Option Exchange and Supplemental Option Grant Program. In light of the substantial decline in the market price of the Company’s Class A common stock that occurred as a result of the economic downturn in the technology sector and the semiconductor industry, which began in the latter part of the 2000 calendar year, many of the outstanding options held by the Company’s executive officers and other key employees had exercise prices significantly higher than the market price of the underlying common stock. The Compensation Committee believed that many of those options had little or no value and were unlikely to be exercised in the foreseeable future. As a result, the Compensation Committee decided that those options were no longer effective in achieving the desired objectives of retaining and incentivizing employees important to the Company’s attainment of its business and financial objectives and the creation of value for the shareholders.

      Accordingly, in May 2001 the Compensation Committee authorized the Company to implement an option exchange and supplemental option grant program which would allow each employee, including the Company’s executive officers, the opportunity to exchange his or her outstanding stock options to purchase Class A common stock or Class B common stock under the Company’s 1998 Plan and certain other stock option plans maintained by the Company, including stock option plans assumed by the Company in connection with prior acquisitions, with an exercise price in excess of $45.00 per share. In exchange, the employee would receive new options under the 1998 Plan for the same number of shares (but comprised solely of Class A common stock) to be granted at least six months and one day after the completion of the option exchange program. Alternatively, employees could elect to retain one or more of their eligible options and receive a supplemental option for a specified percentage of the shares covered by each such retained option. The applicable percentage for each supplemental option ranged from a low of five percent (5%) to a high of fifty percent (50%), depending upon the exercise price of the retained option.

      Options to purchase 650,000 shares were held by executive officers and eligible for exchange. Members of the Board of Directors, including Dr. Nicholas and Dr. Samueli, were ineligible to participate in the program. At the conclusion of the program on June 23, 2001, the Company accepted for exchange and cancellation options to purchase an aggregate of 18,716,811 shares of the Company’s common stock representing 43.8% of the options eligible to be tendered under the option exchange and supplemental option grant program.

      On June 24, 2001 the Company granted supplemental options to purchase an aggregate of 3,878,073 shares of the Company’s Class A common stock to employees who elected not to tender any of their eligible options. The exercise price per share for the supplemental options is $33.68, the last reported trading price of the Company’s Class A common stock on the grant date. On December 24, 2001 the Company granted options to purchase an aggregate of 18,616,372 shares of the Company’s Class A common stock to employees who tendered eligible options in the program. Of the newly-granted options, 18,464,378 were new options granted to replace the eligible options that had been tendered under the program and 151,994 were supplemental options granted to employees who tendered some of their eligible options under the program but elected to retain other eligible options. The exercise price per share for those new options and supplemental options is $39.75, the last reported trading price of the Company’s Class A common stock on the grant date. Three executive officers participated in the option exchange program and received new options to purchase a total of 350,000 shares in cancellation of their higher-priced options for the same number of shares, three executive officers did not exchange any of their existing options but received supplemental options under the program for a total of 100,001 shares, and three executive officers held no eligible options.

      In general, each option issued in exchange for a cancelled option will continue to vest and become exercisable for the option shares in accordance with the same vesting schedule in effect for the cancelled option. However, new options granted in exchange for certain cancelled options that had been granted under the 1998 Plan prior to January 1, 2001 will have the same vesting schedule and vesting commencement date as the supplemental options granted in June 2001, as described below, regardless of the original vesting schedule of such cancelled options. Each supplemental option granted in June 2001 will vest and become exercisable for the option shares in a series of installments over the optionee’s period of continued service as follows: (i) for employees who had completed at least one year of continuous employment with the Company at the time the supplemental option was granted, the supplemental option will vest and become exercisable in a series of 48 successive equal monthly installments upon such employee’s completion of each month of employment with the Company over the 48-month period measured from the new grant date, and (ii) for employees who had not completed one year of continuous employment with the Company at the time the supplemental option was granted, the 48-month vesting period would not begin until such employee has completed one year of continuous employment with the Company, at which time the option will begin to vest and become exercisable in a series of 48 equal monthly installments upon the employee’s completion of each month of employment with the Company over the 48-month period measured from the employee’s completion of one year of continuous employment. The supplemental options granted in December 2001 to employees who had tendered one or more eligible options in the program but elected to retain one or more eligible options have the same vesting schedule and vesting commencement date as the supplemental options granted in June 2001.

      The Compensation Committee believed that this program was necessary because equity incentives in the form of stock option grants form a critical component of the compensation package provided to key employees of the Company and play a substantial role in the Company’s ability to retain the services of individuals essential to the Company’s long-term financial success. The Compensation Committee felt that the Company’s ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of either replacement options or supplemental options to be granted with an exercise price equal to the fair market value of the Class A common stock at the time of grant. However, in order to assure that the option exchange program served its primary purposes of assuring the continued service of key employees and helping to create shareholder value, the Committee imposed several limitations. First, no participant would be eligible to receive a replacement option for his or her cancelled option unless that individual continued in the Company’s employ until the grant date of the replacement option. To assure that the replacement option would not be treated as a variable award for financial accounting purposes, which would otherwise have a negative impact upon the Company’s earnings, no replacement option was to be granted within six months and a day after the cancellation of the option submitted for exchange. As a result, each participant in the program had to remain in the Company’s employ until the end of that period in order to receive the replacement option. In addition, generally each replacement option will vest in accordance with the same vesting schedule as was in effect for the cancelled option it replaces. As a result, the optionee will only have the opportunity to acquire all the shares subject to the replacement option if he or she remains in the Company’s employ through the end of that vesting period.

      As a result of the deferred grant date for the replacement options and the continuation of the existing vesting schedules for those options and the imposition of new 48-month vesting schedules on the supplemental options, the Compensation Committee believed that the program struck an appropriate balance between the interests of the Company’s employees and those of the shareholders. Both the replacement options and the supplemental options provide an opportunity for executive officers and other employees essential to the Company’s long-term financial success to restore value to the equity component of their compensation package. However, those individuals will enjoy the benefits of their replacement options and supplemental options only if they in fact remain in the Company’s employ and contribute to the Company’s financial success in a manner that creates shareholder value in the form of increases to the market value of the Company’s common stock.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2001 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s executive officers for the year ending December 31, 2002 within that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level. The 1998 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the 1998 Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-and long-term.

      Submitted by the Compensation Committee of the Company’s Board of Directors:

Alan E. Ross
Werner F. Wolfen

AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the 2001 Fiscal Year, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto.

      Composition. The Audit Committee of the Board of Directors is currently composed of three independent directors, as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, and operates under a written charter adopted by the Board of Directors. Mr. Farinsky was appointed to the Audit Committee in February 2002.

      Responsibilities. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the Company’s financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors.

      Review with Management and Independent Auditors. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP. In addition, the Audit Committee has consulted with management and Ernst & Young LLP prior to the presentation of financial statements to shareholders and during the process of the Company’s review of its accounting treatment for certain product purchase and development agreements and related performance-based warrants that the Company assumed in connection with its acquisitions of Altima Communications, Inc., Silicon Spice Inc., Allayer Communications, SiByte, Inc. and Visiontech Ltd.

      The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

      Ernst & Young LLP has provided to the Audit Committee the written disclosures and the correspondence required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Ernst & Young LLP its independence from the Company.

      Conclusion. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC.

      Reappointment of Independent Auditors. In March 2002 the Audit Committee recommended to the Board of Directors the reappointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

      Submitted by the Audit Committee of the Company’s Board of Directors:

George L. Farinsky
Alan E. Ross
Werner F. Wolfen

Audit and Related Fees

      Audit Fees. The fees billed by Ernst & Young LLP for professional services rendered in connection with for the audit of the Company’s annual consolidated financial statements for the 2001 Fiscal Year and the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2001 Fiscal Year were $530,000.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP to the Company for financial information systems design and implementation for the 2001 Fiscal Year.

      All Other Fees. Other audit-related fees for the 2001 Fiscal Year were an additional $1,780,000 and included, among other things, fees for acquisition-related work, registration statements, accounting consultations and statutorily required audits in certain locations outside the U.S. where the Company has operations. Fees billed to the Company for non-audit-related services rendered by Ernst & Young LLP for the 2001 Fiscal Year, including fees for tax compliance and tax consulting services, were $758,000. All other fees in the aggregate, including audit-related fees, totaled $2,538,000.

      The Audit Committee has determined that all non-audit services provided by Ernst & Young are compatible with maintaining Ernst & Young’s audit independence.

STOCK PERFORMANCE GRAPH

      The Stock Performance Graph depicted below shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq Stock Market (U.S.) Index, the S&P 500® Index and the JP Morgan H&Q Communications Index.

COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN*

AMONG BROADCOM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE S&P 500 INDEX AND THE JP MORGAN H&Q COMMUNICATIONS INDEX

	4/17/98	12/98	12/99	12/00	12/01

BROADCOM CORPORATION	100.00	503.13	2269.79	1400.00	681.17
S & P 500	100.00	112.84	136.58	124.15	109.39
NASDAQ STOCK MARKET (U.S.)	100.00	120.47	223.87	134.65	106.84
JP MORGAN H & Q COMMUNICATIONS	100.00	124.30	389.00	247.36	115.21

*	$100 INVESTED ON APRIL 17, 1998 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDED DECEMBER 31.

     The graph covers the period from April 17, 1998, the first trading date of the Company’s Class A common stock, to December 31, 2001. The graph assumes that $100 was invested on April 17, 1998 in the Company’s Class A common stock at a price of $13.41 per share, the last reported trading price of the Company’s Class A common stock on such date, and in each index, and that all dividends were reinvested. The Company has not paid or declared any cash dividends on its Class A common stock. Shareholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

      The preceding Stock Performance Graph, Compensation Committee Report and Audit Committee Report are not considered proxy solicitation materials and are not deemed filed with the Commission. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings made by the Company under those statutes, the Stock Performance Graph, Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Certain Transactions

      Since January 1, 2001 there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

      Officer Promissory Notes. Between March 1995 and December 1997, the Company entered into full-recourse promissory notes with certain of its officers and directors to finance the purchase of Class B common stock upon exercise of stock options. Each of the notes is secured by the purchased shares and is due and payable upon the earlier of the stated due date or 30 days (90 days in the case of Mr. Ruehle) after the termination of such officer’s employment with the Company. In July 1997, in connection with the exercise of a stock option, Mr. Ruehle delivered a $467,500 full-recourse promissory note to the Company. Such note bears interest at 6.5% per annum and is due in July 2002. As of December 31, 2001 the outstanding principal on Mr. Ruehle’s note was approximately $230,586. The Company has agreed to pay Mr. Ruehle the amount necessary to compensate him for the interest expense. In December 1997, in connection with the exercise of a stock option, Mr. Fernandez delivered a $1.8 million full-recourse promissory note to the Company. Such note bears interest at 6.02% per annum and is due in December 2002. As of December 31, 2001 the outstanding principal on this note was approximately $540,364. The Company has agreed to pay Mr. Fernandez the amount necessary to compensate him for the interest expense.

      Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in the Company’s Amended and Restated Articles of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “Liabilities”) paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. Pursuant to these agreements, the Company may indemnify, and in certain cases is required to indemnify, its officers and directors for certain Liabilities incurred in connection with or related to the purported consolidated shareholder class action currently pending against the Company, In re: Broadcom Corp. Securities Litigation, as well as the purported shareholder derivative actions and the Arenson, et al. v. Broadcom Corp., et al. lawsuit that are based on similar allegations. See “Pending Litigation Involving Directors” above.

      Relationship with Irell & Manella LLP. Irell & Manella LLP has represented and continues to represent the Company in various legal matters. Mr. Wolfen served until December 1998 as Senior Partner of Irell & Manella LLP and currently holds the title of Senior Partner Emeritus of that firm. Mr. Dull was a Partner of Irell & Manella LLP until March 1998.

      Relationship with Broadband Interactive Group. In July 1999 the Company loaned Broadband Interactive Group, Inc. (“BIG”) $500,000 pursuant to a convertible promissory note that was due and payable in July 2000 and accrued interest at the rate of 7.0% per annum. In August 1999 the Company elected to convert the outstanding principal under the note into 2,000,000 shares of Class B common stock of BIG. In a recapitalization of its securities effective as of August 30, 2000, shares of BIG’s Class B common stock were exchanged for an equal number of shares of Class A common stock. In September 2001 BIG filed for bankruptcy and in October 2001 BIG made an assignment of all of its assets to an assignee for the benefit of BIG’s creditors. Dr. Nicholas and Dr. Samueli were directors of BIG, and immediately prior to the assignment, each was the beneficial owner of 5,066,667 shares of BIG’s Class A common stock. Prior to this assignment, each of Dr. Nicholas and Dr. Samueli forgave and cancelled approximately $17.2 million of principal and accrued interest under convertible promissory notes of BIG. The Company wrote off its $500,000 investment in BIG in September 2001.

      Transactions with Argoquest Holdings, LLC. In September 2000 the Company invested $5.0 million in Argoquest Holdings, LLC, a Delaware limited liability company (“Argoquest”) that has equity investments in various companies based on technologies developed in Israel. In connection with this investment, the Company purchased

500,000 Class C Units at a purchase price of $10.00 per Class C Unit. The Company also received warrants to purchase 250,000 Class D Units of Argoquest in connection with this investment. Entities affiliated with Dr. Nicholas and Dr. Samueli, The Nicholas Family Trust (the “Nicholas Trust”) and H&S Associates, LLC (“H&S”), respectively, each invested $5.0 million in Argoquest in September 2000. Each entity purchased 500,000 Class C Units and similarly received warrants to purchase 250,000 Class D Units of Argoquest, on the same terms as the Company’s investment.

      In September 2001 Argoquest effected a recapitalization, pursuant to which all of holders of the existing Class B Units and Class C Units of Argoquest agreed to exchange their units for newly issued Series B Interests and to cancel all of the outstanding warrants to purchase Class D Units. The objectives of the recapitalization included raising additional capital for Argoquest and simplifying its capital structure as well as effecting a valuation adjustment for the investors in Class C Units. In connection with this recapitalization, the Company invested an additional $2.0 million in Argoquest, purchasing an additional 286,551 Series B Interests. The Nicholas Trust and H&S did not purchase additional Series B Interests. As a result of the recapitalization, the equity interests of the Company and the other holders of Class C Units, including the Nicholas Trust and H&S, were increased. The equity interest of each of the Nicholas Trust and H&S in Argoquest increased from 1.96% to 2.68%.

      The incremental Series B Interests purchased by the Company in the recapitalization contain anti-dilution protections that obligate Argoquest to issue additional Series B Interests to the Company without any further payment in the event that the value of Argoquest’s portfolio companies is determined to be less than a specified amount as of August 2002. Such revaluation would result in further dilution to all of the other equity holders of Argoquest, including the Nicholas Trust and H&S.

      In view of economic and technology market conditions in the United States and Israel affecting the operations of both Argoquest and its portfolio companies, and Argoquest’s difficulties in raising additional capital to fund ongoing operations, the Company wrote down a portion of its investment in Argoquest in September 2001 and may in the future engage in further write-downs or a write-off of the remainder of its investment in Argoquest.

Section 16(a) Beneficial Ownership Reporting Compliance

      The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Class A common stock are subject to requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the Class A common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2001 Fiscal Year transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners except as follows: Mr. Wolfen inadvertently failed to report the unwinding of an option “collar” transaction in September 2001 due to an administrative error but subsequently reported the transaction on a Form 4, and Mr. Colombatto inadvertently failed to include the exercise of a stock option in December 2000 on a Form 4 due to an administrative error but subsequently reported the transaction on a Form 5.

Annual Report to Shareholders

      A copy of the Annual Report to Shareholders of the Company for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

      On March 19, 2002 the Company filed with the SEC an Annual Report on Form 10-K for the 2001 Fiscal Year. Shareholders may obtain a copy of the Form 10-K and any of the Company’s other SEC reports, free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Dull
Irvine, California	Vice President of Business Affairs,
March 25, 2002	General Counsel and Secretary

©2002 Broadcom Corporation. All rights reserved. Broadcom® and the pulse logo® are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries.

Appendix A

BROADCOM CORPORATION
1998 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE MARCH 7, 2002

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

                     This 1998 Stock Incentive Plan is intended to promote the interests of Broadcom Corporation, a California corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

                     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

                      All share numbers in this March 2002 restatement reflect (i) the two-for-one split of the Common Stock that was effected on February 17, 1999 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999 and (ii) the two-for-one split of the Common Stock that was effected on February 11, 2000 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on January 31, 2000.

II.	STRUCTURE OF THE PLAN

                     A.     The Plan shall be divided into five separate equity incentive programs:

                               •     the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                               •     the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

                               •     the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                               •     the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

                               •     the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

                     B.     The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

                     A.     The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized and approved by a disinterested majority of the Board.

                     B.     Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

                     C.     Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

                     D.     The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

2.

                     E.     Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

                     F.     Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.	ELIGIBILITY

                     A.     The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

                     B.     Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

                     C.     Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

                     D.     The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

3.

                     E.     The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Underwriting Date, including any individuals who first became non-employee Board members prior to such Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

                     F.     All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

V.	STOCK SUBJECT TO THE PLAN

                     A.     The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 170,912,303 shares.1 Such reserve shall consist of (i) the 63,922,252 shares which were transferred as of the Plan Effective Date from the Predecessor Plans to this Plan, including the shares subject to outstanding options under that Predecessor Plans, (ii) plus an additional increase of 1,619,168 shares on January 4, 1999 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (iii) an additional increase of 20,000,000 shares authorized by the Board on September 24, 1999 and approved by the shareholders at the Special Meeting of Shareholders held on November 22, 1999, plus (iv) an additional increase of 9,416,902 shares on January 3, 2000 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (v) an additional increase of 15,000,000 shares authorized by the Board on February 29, 2000 and approved by the shareholders at the 2000 Annual Meeting of Shareholders, plus (vi) an additional increase of 10,994,485 shares on January 2, 2001 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (vii) an additional increase of 25,000,000 shares authorized by the Board on April 20, 2001 and approved by the shareholders at the 2001 Annual Meeting of Shareholders, plus (viii) an additional increase of 11,959,496 shares on January 2, 2002 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (ix) an additional increase of 13,000,000 shares authorized by the Board on March 7, 2002, subject to shareholder approval at the 2002 Annual Meeting of Shareholders. To the extent any unvested shares of Common Stock outstanding under the Predecessor Plans as of the Plan Effective Date are subsequently repurchased by the Corporation, at the option exercise price paid per share, in connection with the holder’s termination of Service prior to vesting in those shares, the repurchased shares shall

[1] The Common Stock issuable under the Plan shall be Class A Common Stock, except to the extent such stock is to be issued upon the exercise of outstanding options incorporated from the Predecessor Plans. For those options, the issuable stock shall be Class B Common Stock.

4.

be added to the reserve of Common Stock available for issuance under the Plan, but in no event shall such addition exceed 18,000,000 shares.

                     B.     The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 18,000,000 shares.

                     C.     No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances or share right awards for more than 6,000,000 shares of Common Stock in the aggregate per calendar year.

                     D.     Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. All shares which become available for reissuance under the Plan, including the shares of Class B Common Stock subject to the outstanding options incorporated into this Plan from the Predecessor Plans which expire or terminate unexercised and any unvested shares of Class B Common Stock repurchased by the Corporation pursuant to its repurchase rights, shall be issuable solely as Class A Common Stock. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares of Common Stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance. However, shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

                     E.     If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are

5.

subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans, (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One and (vii) the maximum number and/or class of securities which may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

6.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

                     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                     A.     Exercise Price.

                               1.     The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                               2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                     B.     Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

7.

                     C.     Effect of Termination of Service.

                               1.     The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                               2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

8.

                     D.     Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                     E.     Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

                     F.     Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

                     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

                     A.     Eligibility. Incentive Options may only be granted to Employees.

                     B.     Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

9.

                     C.     Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                     D.     10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

                     A.     No option outstanding at the time of a Change in Control shall become exercisable on an accelerated basis if and to the extent: (i) that option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, if none of the foregoing conditions are satisfied, then each option outstanding at the time of the Change in Control but not otherwise exercisable for all the option shares shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

                     B.     All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                     C.     Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

10.

                     D.     Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year and (v) the maximum number and class of securities which may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

                     E.     The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, vest and become exercisable for all the option shares on an accelerated basis and may be exercised for any or all of the option shares as fully vested shares of Common Stock, whether or not those options are to be assumed or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

                     F.     The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall vest and become exercisable for all the option shares on an accelerated basis in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

11.

                     G.     The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable for all the option shares on an accelerated basis and may be exercised for any or all of the option shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term.

                     H.     The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

                     I.     The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	CANCELLATION AND REGRANT OF OPTIONS

                     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.	STOCK APPRECIATION RIGHTS

                     A.     The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

                     B.     The following terms shall govern the grant and exercise of tandem stock appreciation rights:

12.

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

                     C.     The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

13.

(iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

(iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

14.

ARTICLE THREE

SALARY INVESTMENT OPTION GRANT PROGRAM

I.	OPTION GRANTS

                     The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II.	OPTION TERMS

                     Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

                     A.     Exercise Price.

                               1.     The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                               2.     The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                     B.     Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                               X = A ÷ (B x 66-2/3%), where

                               X is the number of option shares,

15.

A is the dollar amount of the reduction in the Optionee’s base salary for the calendar year to be in effect pursuant to this program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

                     C.     Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

                     D.     Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.	CHANGE IN CONTROL/ HOSTILE TAKE-OVER

                     A.     In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a subsequent Change in Control or (iv) the surrender of the option in connection with a Hostile Take-Over.

16.

                     B.     In the event of a Hostile Take-Over while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Change in Control or (iv) the surrender of the option in connection with that Hostile Take-Over.

                     C.     Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

                     D.     Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

                     E.     The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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IV.	REMAINING TERMS

                     The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

                     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

                     A.     Purchase Price.

                               1.     The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                               2.     Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

                     B.     Vesting Provisions.

                               1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. Upon the attainment of such performance goals, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards.

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                               2.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                               3.     The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                               4.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                               5.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                               6.     Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

                     A.     All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control,

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except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

                     B.     The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Change on Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest at the time of such Change in Control.

                     C.     The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon the Involuntary Termination of the Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights do not otherwise terminate.

                     D.     The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Hostile Take-Over, and the shares of Common Stock subject to those terminated rights shall accordingly vest at the time of such Hostile Take-Over.

III.	SHARE ESCROW/LEGENDS

                     Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

                     The provisions of this Article Five reflect the amendments to the Automatic Option Grant Program which were authorized by the Board on April 21, 2000 and March 7, 2002. The March 7, 2002 amendments are subject to shareholder approval at the 2002 Annual Meeting of Shareholders.

I.	OPTION TERMS

                     A.     Grant Dates. Option grants shall be made on the dates specified below:

                               1.     Each individual who is first elected or appointed as a non-employee Board member at any time on or after March 7, 2002 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 100,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary. Such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each four (4)-year period of continued service as an Eligible Director.

                               2.     On the date of the 2002 Annual Meeting of Shareholders, each individual with at least four (4) years of continuous service as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 100,000 shares of Common Stock. Each such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each four (4)-year period of continued service as an Eligible Director, with such service to be measured from the starting point of the 2002 Annual Meeting of Shareholders.

                               3.     If a continuing non-employee Board member has not, as of the date of the 2002 Annual Meeting of Shareholders, completed at least four (4) years of continuous service as an Eligible Director, then that individual shall receive his or her 100,000-share grant immediately upon his or her completion of four (4) years of service in such capacity. Such individual shall receive an additional 100,000-share option grant once every four (4) years thereafter during his or her period of continued service as an Eligible Director. Each such additional 100,000-share grant shall be made immediately upon his or her completion of each four (4)-year period of continued service as an Eligible Director.

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                               4.     On the date of each Annual Shareholders Meeting, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 15,000 shares of Common Stock, whether or not that individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 15,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service. Such grant shall be in addition to any 100,000-share option grant to which such individual may be entitled to receive in the same year as that Annual Shareholders Meeting pursuant to the provisions of paragraphs A.1 through A.3 above.

                     B.     Exercise Price.

                               1.     The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                               2.     The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                     C.     Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

                     D.     Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each 100,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee’s completion of each year of service as a Board member over the four (4)-year period measured from the option grant date. The shares subject to each annual 15,000-share option grant shall vest, and the Corporation’s repurchase right shall lapse, upon the Optionee’s completion of one (1) year of Board service measured from the option grant date.

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                     E.     Limited Transferability of Options. Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

                     F.     Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

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II.	CHANGE IN CONTROL/ HOSTILE TAKE-OVER

                     A.     In the event of any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

                     B.     In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with that Hostile Take-Over.

                     C.     All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

                     D.     Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

                     E.     Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the

25.

actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

                     F.     The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REMAINING TERMS

                     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SIX

DIRECTOR FEE OPTION GRANT PROGRAM

I.	OPTION GRANTS

                     The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

II.	OPTION TERMS

                     Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

                     A.     Exercise Price.

                               1.     The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                               2.     The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                     B.     Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A ÷ (B x 66-2/3%), where

X is the number of option shares,

A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and

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B is the Fair Market Value per share of Common Stock on the option grant date.

                     C.     Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

                     D.     Limited Transferability of Options. Each option under this Article Six may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

                     E.     Termination of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

                     F.     Death or Permanent Disability. Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee’s death while holding such option, the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

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                               Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

III.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

                     A.     In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a subsequent Change in Control transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

                     B.     In the event of a Hostile Take-Over while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Change in Control transaction or (iv) the surrender of the option in connection with that Hostile Take-Over.

                     C.     Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the

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aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

                     D.     Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

                     E.     The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REMAINING TERMS

                     The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SEVEN

MISCELLANEOUS

I.	FINANCING

                     The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.	TAX WITHHOLDING

                     A.     The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                     B.     The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

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III.	EFFECTIVE DATE AND TERM OF THE PLAN

                     A.     The Plan became effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

                     B.     The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Section 12 Registration Date. All options outstanding under the Predecessor Plans on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

                     C.     One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

                     D.     The Plan was amended by the Board in September 1999 (the “September 1999 Restatement”) to effect the following changes:

(i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 10,000,000 shares; and

(ii) revise the automatic share increase provisions of the Plan so that the number of shares of Common Stock by which the share reserve is to increase automatically on the first trading day of January each year shall be increased from 3% of the total number of shares of Class A Common Stock outstanding on the last trading day in December of the immediately preceding calendar year to 4.5% of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day of December each year, beginning with the January 3, 2000 annual increase, but in no event shall any such annual increase exceed 18,000,000 shares of Class A Common Stock.

32.

                               The amendment was approved by the shareholders at the Special Shareholders Meeting held on November 22, 1999.

                     E.     The Plan was amended by the Board on February 29, 2000 (the “February 2000 Restatement”) to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 15,000,000 shares, and such increase was approved by the shareholders at the 2000 Annual Meeting of Shareholders.

                     F.     The Plan was amended by the Board on April 21, 2000 (the “April 2000 Restatement”) to revise the provisions of the Automatic Option Grant Program to reduce the number of shares of Common Stock subject to the automatic option grant made to each newly elected or appointed non-employee Board member from 160,000 shares of Common Stock to 80,000 shares of Common Stock.

                     G.     The Plan was amended by the Board on April 20, 2001 (the “April 2001 Restatement”) to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 25,000,000 shares. No option grants made on the basis of the 25,000,000 share increase authorized by the April 2001 Restatement shall become exercisable in whole or in part unless and until the April 2001 Restatement is approved by the shareholders at the 2001 Annual Meeting of Shareholders. Should such shareholder approval not be obtained, then each option grant made pursuant to the 25,000,000-share increase authorized by the April 2001 Restatement shall terminate and cease to be outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to that 25,000,000-share increase shall remain in effect, and option grants and direct stock issuances may continue to be made pursuant to those provisions of the Plan.

                     H.     The Plan was amended by the Board on March 7, 2002 in order to (i) increase the number of shares of Common Stock for which each individual who is to continue to serve as an Eligible Director shall receive an annual automatic option grant under such program from 12,000 shares of Common Stock to 15,000 shares of Common Stock and eliminate the requirement that the non-employee Board member must complete at least 6 months of service in such capacity before he or she would be eligible to receive the first such annual option grant, (ii) increase the number of shares of Common Stock for which a newly elected or appointed Eligible Director is to receive as his or her initial annual automatic option grant under such program from 80,000 shares of Common Stock to 100,000 shares of Common Stock and (iii) provide for additional 100,000-share option grants to be made to each Eligible Director periodically upon his or her completion of each four (4)-year period of continued service as an Eligible Director. The amendment is subject to the approval of the shareholders at the 2002 Annual Meeting of Shareholders.

                     I.     The Plan shall terminate upon the earliest to occur of (i) January 31, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on January 31, 2008, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

33.

IV.	AMENDMENT OF THE PLAN

                     A.     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

                     B.     Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.	USE OF PROCEEDS

                     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

                     A.     The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

                     B.     No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

                     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in

34.

any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

35.

APPENDIX

                     The following definitions shall be in effect under the Plan:

                     A.     Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

                     B.     Board shall mean the Corporation’s Board of Directors.

                     C.     Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

                     D.     Code shall mean the Internal Revenue Code of 1986, as amended.

                     E.     Common Stock shall mean the Corporation’s Class A Common Stock.

                     F.     Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

                     G.     Director Fee Option Grant Program shall mean the special stock option grant program in effect for non-employee Board members under Article Six of the Plan.

                     H.     Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

                     I.     Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program or the Director Fee Option Grant Program in accordance with the eligibility provisions of Articles One, Five and Six.

                     J.     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                     K.     Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

                     L.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

                     M.     Hostile Take-Over shall mean either of the following events effecting a change in control or ownership of the Corporation:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board does not recommend such shareholders to accept, or

A-2.

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                     N.     Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

                     O.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

                     P.     Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

                     Q.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

                     R.     Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

                     S.     Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

A-3.

                     T.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                     U.     Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

                     V.     Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                     W.     Plan shall mean the Corporation’s 1998 Stock Incentive Plan, as set forth in this document.

                     X.     Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

                     Y.     Plan Effective Date shall mean February 3, 1998.

                     Z.     Predecessor Plans shall collectively mean the Corporation’s 1994 Amended and Restated Stock Option Plan and the Special Stock Option Plan, as in effect immediately prior to the Plan Effective Date hereunder.

                     AA.     Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

                     BB.     Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

                     CC.     Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

A-4.

                     DD.     Section 12 Registration Date shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.

                     EE.     Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

                     FF.     Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

                     GG.     Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                     HH.     Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

                     II.     Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

                     JJ.     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                     KK.     Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

                     LL.     10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                     MM.     Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                     NN.     Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

A-5.

                     OO.     Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

A-6.

Appendix B

BROADCOM CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED EFFECTIVE MARCH 7, 2002

         I.     PURPOSE OF THE PLAN

                  This Employee Stock Purchase Plan is intended to promote the interests of Broadcom Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

                  Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

                  All share numbers in this March 2002 restatement reflect (i) the two-for-one split of the Common Stock that was effected on February 17, 1999 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999 and (ii) the two-for-one split of the Common Stock that was effected on February 11, 2000 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on January 31, 2000.

         II.     ADMINISTRATION OF THE PLAN

                  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

         III.     STOCK SUBJECT TO PLAN

                  A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to Six Million (6,000,000) shares. Such reserve shall consist of (i) the initial share reserve of 3,000,000 shares, plus (ii) an increase of 3,000,000 shares authorized by the Board on March 7, 2002 subject to shareholder approval at the 2002 Annual Meeting of Shareholders.

                  B. Subject to shareholder approval at the 2002 Annual Meeting of Shareholders, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2003, by an amount equal to twenty-five one hundredths of one percent (0.25%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 1,000,000 shares.

                  C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan is to increase each calendar year pursuant to the provisions of Section III.B, (iii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iv) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

         IV.     OFFERING PERIODS

                  A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                  B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in April 2000. The next offering period shall commence on the first business day in May 2000, and subsequent offering periods shall commence as designated by the Plan Administrator.

                  C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in May each year to the last business day in October of the same year and from the first business day in November each year to the last business day in April of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in October 1998.

                  D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

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         V.     ELIGIBILITY

                  A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.

                  B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she is an Eligible Employee.

                  C. Each corporation acquired by the Corporation at any time after March 7, 2002 pursuant to a transaction in which that acquired corporation is to be maintained as a separate Corporate Affiliate shall automatically become a Participating Corporation effective as of the first Quarterly Entry Date coincident with or next following the effective date of the acquisition.

                  D. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

                  E. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

         VI.     PAYROLL DEDUCTIONS

                  A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

         (ii)  The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

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                  B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                  C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

                  D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

         VII.     PURCHASE RIGHTS

                  A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                  B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

                  C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

4

                  D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Six Thousand (6,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date shall not exceed Six Hundred Thousand (600,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.

                  E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on such Purchase Date shall be promptly refunded.

                  F. Termination of Purchase Right: The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Plan for the Purchase Interval in which the purchase right was terminated. In order to resume participation in the Plan for any subsequent Purchase Interval, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Purchase Interval.

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(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (i) within ninety (90) days following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

                  G. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

                  The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

6

                  H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                  I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

                  J. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

         VIII.     ACCRUAL LIMITATIONS

                  A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                  B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                  C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

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                  D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

         IX.     EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan was adopted by the Board on February 3, 1998 and became effective at the Effective Time. However, no purchase rights granted under the Plan were exercised, and no shares of Common Stock were issued hereunder, until (i) the Plan had been approved by the shareholders of the Corporation and (ii) the Corporation had complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

                  B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

         X.     AMENDMENT/TERMINATION OF THE PLAN

                  A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

                  B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

                  C. On March 7, 2002, the Board amended the Plan to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 3,000,000 shares and (ii) to implement an automatic share increase feature pursuant to the provisions of Section III.B. The amendment is subject to the approval of the shareholders at the 2002 Annual Meeting of Shareholders.

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         XI.     GENERAL PROVISIONS

                  A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

                  B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

                  C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

                  D. The Corporation and each Participating Corporation shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable federal, state, local and employment tax withholding requirements, and the Corporation’s obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Corporation and each Participating Corporation shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the Participant, or to require the Participant to pay to the Corporation or the Participating Corporation the amount of any taxes which the Corporation or the Participating Corporation may be required to withhold with respect to such shares. In this connection, the Plan Administrator may require the Participant to notify the Plan Administrator, the Corporation or a Participating Corporation before the Participant sells or otherwise disposes of any shares acquired under the Plan.

9

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
As of March 7, 2002

Broadcom Corporation

Altocom

Altima Communications, Inc.

Armedia, Inc.

Broadcom Canada Ltd.

Broadcom HomeNetworking

Broadcom India Private Limited

Broadcom Israel Ltd.

Broadcom Singapore

Broadcom Taiwan Corporation

Broadcom Netherlands B.V.

Broadcom UK, Ltd.

ServerWorks Corporation

APPENDIX

                  The following definitions shall be in effect under the Plan:

                  A. Board shall mean the Corporation’s Board of Directors.

                  B. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

                  C. Change in Control shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

                  D. Code shall mean the Internal Revenue Code of 1986, as amended.

                  E. Common Stock shall mean the Corporation’s Class A common stock.

                  F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

                  G. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation which shall by appropriate action adopt the Plan.

                  H. Effective Time shall mean the time at which the Underwriting Agreement was executed and the Common Stock priced for the initial public offering. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

                  I. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

                  J. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

                  K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of the initial offering period which began at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock was sold in the initial public offering pursuant to the Underwriting Agreement.

                  L. 1933 Act shall mean the Securities Act of 1933, as amended.

                  M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

                  N. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

                  O. Plan shall mean the Corporation’s 1998 Employee Stock Purchase Plan, as set forth in this document.

                  P. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

                  Q. Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be October 30, 1998.

                  R. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

                  S. Quarterly Entry Date shall mean the first business day in February, May, August and November each year on which an Eligible Employee may first enter an offering period. The first such Quarterly Entry Date shall be August 2, 1999.

                  T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                  U. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

PROXY	BROADCOM CORPORATION CLASS A COMMON STOCK Annual Meeting of Shareholders, April 25, 2002 This Proxy is Solicited on Behalf of the Board of Directors of Broadcom Corporation	PROXY

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 25, 2002 and the Proxy Statement, and appoints William J. Ruehle and Timothy M. Lindenfelser, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, April 25, 2002 at 10:00 a.m. Pacific Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

- DETACH PROXY CARD HERE -

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

1.	To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

FOR ALL NOMINEES*	WITHHOLD AUTHORITY FOR ALL NOMINEES*	EXCEPTIONS*

Nominees: Henry T. Nicholas III, Ph.D., Henry Samueli, Ph.D., George L. Farinsky, Alan E. Ross, Werner F. Wolfen

*Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve the amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to: (a) increase the number of shares of Class A common stock reserved for issuance under the plan by 13,000,000 shares; and (b) revise the Automatic Option Grant Program in effect for non-employee members of the Board of Directors under the plan to (i) increase the number of shares of Class A common stock underlying the initial automatic option grant made to a newly appointed or newly elected non-employee member of the Board from 80,000 shares to 100,000 shares; (ii) increase the number of shares of Class A common stock underlying the automatic option grant made annually to each continuing non-employee member of the Board from 12,000 shares to 15,000 shares and eliminate the requirement that a non-employee member of the Board must complete at least six months of service in such capacity before he or she is eligible to receive the first such annual option grant; and (iii) introduce a new series of renewal automatic option grants pursuant to which each non-employee member of the Board will, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant for 100,000 shares of Class A common stock; provided, however, that any non-employee member of the Board who has already completed a consecutive four-year period of continuous service on the Board will receive his or her first such renewal automatic option grant on April 25, 2002, the date of the 2002 Annual Meeting.

FOR	AGAINST	ABSTAIN

3.	To approve the amendment and restatement of the Company’s 1998 Employee Stock Purchase Plan, as previously amended, to: (a) increase the number of shares of Class A common stock reserved for issuance under the plan by 3,000,000 shares; and (b) add an automatic share increase provision to the plan pursuant to which the number of shares of Class A common stock reserved for issuance under the plan will automatically increase on the first trading day of January in each year, beginning with the calendar year 2003, by an amount equal to twenty-five hundredths of one percent (.25%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to an annual share limit.

FOR	AGAINST	ABSTAIN

4.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

FOR	AGAINST	ABSTAIN

5.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote IN FAVOR OF the nominees listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the nominees listed above and IN FAVOR OF each of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:	This Proxy must be signed and dated to be valid.

PROXY	BROADCOM CORPORATION CLASS B COMMON STOCK Annual Meeting of Shareholders, April 25, 2002 This Proxy is Solicited on Behalf of the Board of Directors of Broadcom Corporation	PROXY

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 25, 2002 and the Proxy Statement, and appoints William J. Ruehle and Timothy M. Lindenfelser, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, April 25, 2002 at 10:00 a.m. Pacific Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

- DETACH PROXY CARD HERE -

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

1.	To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

FOR ALL NOMINEES*	WITHHOLD AUTHORITY FOR ALL NOMINEES*	EXCEPTIONS*

Nominees: Henry T. Nicholas III, Ph.D., Henry Samueli, Ph.D., George L. Farinsky, Alan E. Ross, Werner F. Wolfen

*Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve the amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to: (a) increase the number of shares of Class A common stock reserved for issuance under the plan by 13,000,000 shares; and (b) revise the Automatic Option Grant Program in effect for non-employee members of the Board of Directors under the plan to (i) increase the number of shares of Class A common stock underlying the initial automatic option grant made to a newly appointed or newly elected non-employee member of the Board from 80,000 shares to 100,000 shares; (ii) increase the number of shares of Class A common stock underlying the automatic option grant made annually to each continuing non-employee member of the Board from 12,000 shares to 15,000 shares and eliminate the requirement that a non-employee member of the Board must complete at least six months of service in such capacity before he or she is eligible to receive the first such annual option grant; and (iii) introduce a new series of renewal automatic option grants pursuant to which each non-employee member of the Board will, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant for 100,000 shares of Class A common stock; provided, however, that any non-employee member of the Board who has already completed a consecutive four-year period of continuous service on the Board will receive his or her first such renewal automatic option grant on April 25, 2002, the date of the 2002 Annual Meeting.

FOR	AGAINST	ABSTAIN

3.	To approve the amendment and restatement of the Company’s 1998 Employee Stock Purchase Plan, as previously amended, to: (a) increase the number of shares of Class A common stock reserved for issuance under the plan by 3,000,000 shares; and (b) add an automatic share increase provision to the plan pursuant to which the number of shares of Class A common stock reserved for issuance under the plan will automatically increase on the first trading day of January in each year, beginning with the calendar year 2003, by an amount equal to twenty-five hundredths of one percent (.25%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to an annual share limit.

FOR	AGAINST	ABSTAIN

4.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

FOR	AGAINST	ABSTAIN

5.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote IN FAVOR OF the nominees listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the nominees listed above and IN FAVOR OF each of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:	This Proxy must be signed and dated to be valid.